Exhibit 10.23

Confidential

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II)

WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

NON-EXCLUSIVE LICENSE AND DEVELOPMENT AGREEMENT

This Non-Exclusive License and Development Agreement (the “Agreement”) is entered into and made effective as of the 1st day of February, 2021 (the “Effective Date”), by and between FUJIFILM CELLULAR DYNAMICS, INC., having a place of business at 525 Science Drive, Madison, WI 53711 (“FCDI”), and SANA BIOTECHNOLOGY, INC., having a place of business at 188 East Blaine Street, Suite 400, Seattle, WA 98102 (“Licensee”). Each of FCDI and Licensee is sometimes referred to herein as a “Party,” and collectively they are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, FCDI possesses rights to certain intellectual property related to [***].

WHEREAS, Licensee is engaged in the research and development of cell therapies for human use in the treatment of various diseases.

WHEREAS, the Parties have entered into those certain MTAs (defined below).

WHEREAS, FCDI desires to grant to Licensee, and Licensee wishes to acquire from FCDI, a non-exclusive right and license under certain patent rights of FCDI and in-licensed from the Wisconsin Alumni Research Foundation, subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms shall have the meaning set forth herein.

“Affiliate” shall mean, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party. For purposes of this definition only, “control” shall mean (a) the direct or indirect ownership of greater than fifty percent (50%) (or such maximum lesser percentage allowed to be owned by a foreign owner in a particular jurisdiction) of the outstanding voting securities of such Party, or (b) if such Person directly or indirectly possesses the power to direct or cause the direction of the management and policies of a Party by any means whatsoever.

“Agreement” shall have the meaning set forth in the Preamble.

“Approved iPSC Line(s)” shall mean one or more clones of any of the iPSC Line(s) set forth in Exhibit A, together with such other iPSC Lines as agreed in writing from time-to-time by the Parties to be added to Exhibit A pursuant to Section 2.10 (Access to Additional iPSC Lines), if any. For the avoidance of doubt, Approved iPSC Line(s) include any Progeny of any such iPSC Line(s).

“Bankruptcy Code” shall have the meaning set forth in Section 14.2.3(a) (Termination by Licensee).

“BLA” shall mean a biologics license application, as defined in the United States Public Health Service Act, as amended, and the regulations promulgated thereunder, as filed with the FDA or any comparable application filed with the Regulatory Authority of a country, group of countries or territory other than the United States to obtain approval to market a Specified Product in such country, group of countries or territory.

“Cell Line Regulatory Submissions” shall mean any Regulatory Submissions solely to the extent related to reprogramming of human somatic cells to Approved iPSC Lines (that are cGMP-grade iPSC Lines) from which a Specified Product is directly or indirectly is Derived. Cell Line Regulatory Submissions include all drug master files and their equivalents, but expressly exclude Product Regulatory Submissions.

“cGMP” shall mean, with respect to an Approved iPSC Line, applied Current Good Manufacturing Practice (cGMP) as defined in (i) those sections applicable to 21 CFR Part 210, 211, 600, and 610, and (ii) EudraLex Volume 4 Part II – Basic Requirements for Active Substances used as Starting Materials and ICH Q7, commensurate with the intended use of this material.

“cGMP-grade iPSC Line” shall mean any iPSC Line transferred by FCDI to Licensee pursuant to the further written agreement of the Parties as contemplated in Section 2.10 (Access to Additional iPSC Lines) hereof.

“Charitable Dispositions” shall mean transfers or other dispositions of Specified Products for no consideration or for consideration at or below the cost of manufacture thereof, in commercially reasonable quantities, for charitable or benevolent (e.g., early access programs, named patient sales, etc.), non-clinical or preclinical studies, clinical trials (including investigator-initiated studies), regulatory or governmental purposes (i.e., required or requested by a governmental authority to be supplied to a governmental authority for use by such governmental authority).

“Clinical Activities” shall mean the performance of any human clinical trial using a Specified Product, and manufacturing and development work pertaining to such Specified Product and its therapeutic use subsequent to the commencement of such clinical trial but prior to commencement of Commercial Activities.

“Combination Product” shall mean a Specified Product that contains or uses at least one other product, process, service, or therapy (including another therapeutically active ingredient, delivery device, or component thereof) that is not Covered by any Valid Claim (a “Combination Product Component”), where (a) if such Combination Product Component were removed from such combined product or service, the manufacture, use, sale or import of the remaining product or service (the “Licensed Component”) in or into a particular country would infringe, but for the license herein, the same Valid Claim in such country as would be infringed, but for the license herein, by the manufacture, use, sale or import of such product or service when not a part of such combined product or service, (b) such Combination Product Component could, if so formulated or designed, be Sold separately from such combined product or service, and (c) such Combination Product Component has independent, economic value such that the market price of such combined product or service is or would be higher as a result of the inclusion of such Combination Product Component than the market price for the applicable product or service not in combination with such Combination Product Component.

“Combination Product Component” shall have the meaning set forth in the definition of “Combination Product.”

“Commercial Activities” shall mean the commercialization of any Specified Product and manufacturing associated with the support of such activities. For the avoidance of doubt, Commercial Activities shall include the manufacture for sale of any Specified Product, such as manufacturing to build inventory in anticipation of Regulatory Approval for such Specified Product (for use following such Regulatory Approval) and manufacturing of Specified Product following approval for sale by pertinent Regulatory Authorities and the other commercialization of such Specified Product, i.e., the offering for sale (including marketing and promotion), distribution and selling and importation of such Specified Product.

“Confidential Information” shall mean the existence and the terms of this Agreement and any and all proprietary or confidential information of FCDI or Licensee that may be exchanged between them at any time and from time to time during the term of this Agreement that is (a) in written or other tangible medium and designated or marked as confidential, or (b) orally, visually or physically disclosed, and designated as confidential at the time of such disclosure and confirmed to be confidential in writing within [***] after such disclosure by delivery to the receiving Party of a written document(s) describing the information, and referencing the place and date of such oral, visual or physical disclosure; provided that any business information or technical information required to be delivered to the other Party under this Agreement shall be deemed marked for the purposes of this clause (b). In the event neither (a) nor (b) above apply, information disclosed by one Party to the other will still be considered Confidential Information in the event that the context of its disclosure or the nature of its contents is such that it would be reasonable to infer that such information is confidential. Information shall not be considered proprietary or confidential to the extent that the receiving Party can establish by competent proof that it:

(a)	was or became publicly available through no act or omission of the receiving Party in violation of this Agreement; or

(b)

was known by the receiving Party prior to the date of receipt thereof, which knowledge was acquired other than from the disclosing Party (or such Party’s employees or others owing such Party an obligation of confidentiality);

(c)	was subsequently disclosed to the receiving Party by a Third Party who had a right to make such disclosure; or

(d)	was entirely independently developed by the receiving Party without use of, or reference to, the disclosing Party’s Confidential Information.

“Control,” “Controls,” or “Controlled” shall mean, with respect to any know-how, patents, proprietary information or trade secrets, or other intellectual property rights (collectively, “Rights”), the legal authority or right (whether by ownership, license or otherwise but excluding rights granted pursuant to this Agreement) of a Party to grant a license or a sublicense of or under such Rights to the other Party without breaching the terms of any agreement with a Third Party or misappropriating the proprietary information or trade secrets of a Third Party.

“Cover” shall mean, with respect to a given product, process, method or service, that a Valid Claim would (absent a license thereunder or ownership thereof) be infringed (or, with respect to a pending patent application, would infringe such Valid Claim, if it were to issue) by the making, using, selling, offering for sale, importation or other exploitation of such product, process, method or service. Cognates of the word “Cover” shall have correlative meanings.

“Defending Party” shall have the meaning set forth in Section 7.5 (Infringement Actions).

“Derivative Cells” shall mean (a) stem cells that are created by or on behalf of Licensee from an Approved iPSC Line and that differ from the Approved iPSC Line as a result of manipulation (genetic or otherwise) to the Approved iPSC Line, for example, [***], and that are capable, through cellular division, of replication in culture and are Pluripotent (as defined in this clause (a), “Pluripotent Derivative Cells”); or (b) cells that are not Pluripotent, e.g., [***], and that are (i) partially differentiated cells, e.g., [***], or (ii) terminally differentiated cells (as defined in this clause (b), “Non-Pluripotent Derivative Cells”).

“Derived” shall mean descended from, cultured from, or otherwise modified from, whether directly (i.e., from an original cell) or indirectly (i.e., from any Progeny of such original cell or from any Progeny of such Progeny, and so on, or from any cell that is a modification (e.g., genome-edited cell) of any original cell or any Progeny, and so on).

“Developments” shall have the meaning set forth in the WARF In-License Agreement.

“Dispute” shall have the meaning set forth in Section 17.5 (Dispute Resolution).

“Distribute,” “Distributed” or “Distribution” shall mean, by or on behalf of Licensee, the transferring to Licensee Service Providers, offering to transfer to Licensee Service Providers and (for such purposes) using and importing the Approved iPSC Line(s), but only strictly in accordance with, and subject to, the terms and conditions of this Agreement.

“Effective Date” shall have the meaning set forth in the Preamble.

“Efficacy Supplement” shall mean a supplement to a Regulatory Approval, including a BLA, proposing to make one or more related changes to a product’s labeling, including adding or modifying an indication, pursuant to 21 CFR § 314.3, filed with the FDA, or an equivalent supplement filed with any Regulatory Authority proposing such equivalent changes to a product’s labeling.

“EMA” shall mean the European Medicines Agency (or any equivalent successor agency).

“Excluded Field” shall mean the use of an Approved iPSC Line, its Derivative Cells or the Licensed IP (a) to manufacture or commercialize any product other than a Specified Product, (b) to deliver services to, or to conduct research for the benefit of, any Third Party, including the conduct of sponsored research for the benefit of any Third Party, (c) to screen compounds, or (d) for any diagnostic use.

“Executive Officers” shall have the meaning set forth in Section 17.5 (Dispute Resolution).

“FCDI” shall have the meaning set forth in the Preamble.

“FCDI Indemnitee” shall have the meaning set forth in Section 8.1.1 (Licensee Indemnification).

“FCDI Licensed Patent Right(s)” shall mean those Licensed Patent Rights identified on Exhibit B hereto as being owned by FCDI and sublicensed to Licensee pursuant to this Agreement.

“FD&C Act” shall mean the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the rules and regulations promulgated thereunder, and any successor legislation thereto.

“FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

“Field” shall mean in humans (a) the use of [***] that are Derivative Cells of an Approved iPSC Line for the treatment, prevention, palliation or prophylaxis of any of (i) [***], (ii) [***], (iii) [***], or (iv) [***]; (b) the use of [***] that are Derivative Cells of an Approved iPSC Line for the treatment, prevention, palliation or prophylaxis of (A) [***]or (B) [***], (c) the use of [***] that are Derivative Cell of an Approved iPSC Line for the treatment, prevention, palliation, or prophylaxis of any of (I) [***], (II) [***], (III) [***], or (IV) [***]and (d) the use of [***] that are Derivative Cells of an Approved iPSC Line for the treatment, prevention, palliation or prophylaxis of any [***] disease or disorder.

“First Commercial Sale” shall mean, with respect to a Specified Product in any country, the first sale for end use or consumption by the general public of such Specified Product in such country after Regulatory Approval for such Specified Product has been granted in such country by the pertinent Regulatory Authority. First Commercial Sale excludes any sale or other distribution of a product for no consideration or for consideration at or below the cost of manufacture thereof, in commercially reasonable quantities, for charitable or benevolent (e.g., early access programs, named patient sales, etc.), non-clinical or preclinical studies, clinical trials (including investigator-initiated studies), regulatory or governmental purposes (i.e., required or requested by a governmental authority to be supplied to a governmental authority for use by such governmental authority).

“IND” shall mean an investigational new drug application, as defined in the FD&C Act that is required to be filed with the FDA before beginning clinical testing of a Specified Product in human subjects, or an equivalent foreign filing.

“Internal Research” shall mean research, pre-clinical development, non-clinical development and Limited Manufacturing conducted at Licensee’s or a Licensee Service Provider’s premises by Licensee, by a Permitted Sublicensee, or by a Licensee Service Provider solely for the benefit of Licensee or a Permitted Sublicensee, and excluding Clinical Activities and Commercial Activities. For the avoidance of doubt, all other activities, including any activities involving: (a) the manufacture (other than Limited Manufacturing) or commercialization of Derivative Cells; (b) the providing of services to, or conducting research for the benefit of, Third Parties, using any Approved iPSC Line, any Derivative Cells or any compositions or materials that incorporate wholly or partially an Approved iPSC Line; (c) the performance of human or animal clinical trials or any development work subsequent to the commencement of clinical trials; (d) the use of an Approved iPSC Line or its constituent iPSCs in screening of compounds (e.g., drug product candidates); or (e) any clinical, diagnostic or therapeutic (i.e., treatment, preventative, palliative or prophylactic) uses, shall not be considered Internal Research.

“iPSCs” shall mean human stem cells that are Derived from adult somatic cells and that have the ability to differentiate into various cell types (cells with such ability are “Pluripotent”).

“iPSC Line(s)” shall mean one or more clones consisting of iPSCs and any Progeny thereof.

“Licensed Component” shall have the meaning set forth in the definition of “Combination Product.”

“Licensed IP” shall mean the Licensed Patent Rights and the Licensed Know-How.

“Licensed Know-How” shall mean the know-how Controlled by FCDI on the Effective Date or during the Term (i) that is embodied in the Approved iPSC Line or is necessary or reasonably useful to make Progeny of Approved iPSC Lines and use or have used Approved iPSC Lines to research, develop, make, have made, use, have used, and import Licensed Products or to research, develop, make, have made, use, have used, sell, offer for sale, import, and otherwise exploit Specified Products for Specified Indications for Internal Research, Clinical Activities, and Commercial Activities and (ii) that is disclosed or otherwise transferred by FCDI, in its sole and absolute discretion, as contemplated in Section 2.2 (Clinical and Therapeutic Use License); excluding, for clarity, any of the foregoing that is know-how related to the derivation of [***], directly or indirectly, from an Approved iPSC Line.

“Licensed Patent Rights” shall mean rights arising out of or resulting from (a) the patents and patent applications set forth in Exhibit B, together with all divisionals, continuations, reissues, reexaminations, and extensions (and any patents and divisionals from those patents), so long as such patents have not been held invalid or unenforceable by a court of competent jurisdiction from which there is no appeal or, if appealable, from which no appeal has been taken (and the period in which such appeal may be taken has expired) and (b) all other patents and patent applications Controlled by FCDI during the Term that are necessary or useful to make, by practice of the [***],

Progeny of Approved iPSC Lines to make Progeny of Approved iPSC Lines and use or have used Approved iPSC Lines to research, develop, make, have made, use, have used, and import Licensed Products or to research, develop, make, have made, use, have used, sell, offer for sale, import, and otherwise exploit Specified Products for Specified Indications for Internal Research, Clinical Activities, and Commercial Activities; excluding, for clarity, any of the foregoing that is a patent or patent application related to the derivation of [***], directly or indirectly, from an Approved iPSC Line.

“Licensed Product” shall mean one or more human cell therapy products each of which is a [***], [***], [***] or [***], in any case, whether [***], however Derived, and (a) that is [***], and (b) that is [***].

“Licensee” shall have the meaning set forth in the Preamble.

“Licensee Indemnitee” shall have the meaning set forth in Section 8.1.2 (FCDI Indemnification).

“Licensee Service Provider” shall mean a Third Party such as a contract research organization, contract manufacturers, contract laboratory organizations, distributors and other similar service provider (a) with whom Licensee is permitted to contract to engage in Internal Research (which may include Limited Manufacturing for such purpose) solely for Licensee, (b) with whom a Permitted Sublicensee is permitted to contract to engage in Internal Research solely for such Permitted Sublicensee (which may include Limited Manufacturing for such purpose), using Approved iPSC Line(s) or, for the avoidance of doubt, Derivative Cells or (c) with whom Licensee or its Permitted Sublicensees have contracted for research, development, manufacturing or commercialization purposes for Clinical Activities or Commercial Activities but only under and in accordance with the license granted to Licensee under Section 2.2 (Clinical and Therapeutic Use License). Such permission shall be established by Licensee or its Permitted Sublicensee and such Third Party having entered into a Licensee Service Provider Agreement with Licensee. For the avoidance of doubt, an institution engaged by Licensee to conduct sponsored research for Licensee that constitutes Internal Research may be a Licensee Service Provider, subject to the terms of this definition, Sections 2.1 (Research License) and 2.3 (Limited Right to Sublicense).

“Licensee Service Provider Agreement” shall mean an agreement whereby a Third Party is engaged by Licensee or a Permitted Sublicensee to conduct (a) research or Limited Manufacturing using an Approved iPSC Line or, for the avoidance of doubt, Derivative Cells, for Internal Research, or (b) Clinical Activities or Commercial Activities using an Approved iPSC Line or, for the avoidance of doubt, Derivative Cells, but only under and in accordance with the license granted to Licensee under Section 2.2 (Clinical and Therapeutic Use License), in either case (a) or (b) solely on behalf of Licensee or a Permitted Sublicensee pursuant to which such Third Party expressly agrees for the benefit of FCDI to be bound (i) in the case of Licensee by the applicable terms and conditions of this Agreement and (ii) in the case of a Permitted Sublicensee by an applicable written agreement entered into between Licensee and a Licensee Service Provider or between a Permitted Sublicensee and its Licensee Service Provider that is subject to the terms and conditions of this Agreement as applicable to Licensee or such Permitted Sublicensee, as applicable.

“Limited Manufacturing” shall mean manufacturing for Internal Research and in preparation for Clinical Activities.

“Losses” shall have the meaning set forth in Section 8.1.1 (Licensee Indemnification).

“Major European Markets” shall mean France, Germany, Italy, Spain and the United Kingdom.

“Milestone” shall have the meaning set forth in Section 4.3 (Development and Sales Milestones).

“MTA(s)” shall mean (a) that certain HLA Line Material Transfer Agreement entered into by the Parties as of June 27, 2019, as amended by Amendment No. 1 thereto effective August 22, 2019 and by Amendment No. 2 thereto effective June 2, 2020 and (b) that certain iPSC Line Material Transfer Agreement entered into by the Parties as of June 2, 2020.

“Net Sales” shall mean, with respect to Specified Products, [***]

(e) Notwithstanding anything to the contrary herein, for purposes of the calculation or determination of Net Sales with respect to a Combination Product, in no event shall Net Sales represent less than [***] of Combination Product Net Sales.

“Non-Pluripotent Derivative Cells” shall have the meaning set forth in the definition of “Derivative Cells.”

“Party” or “Parties” shall have the meaning set forth in the Preamble.

“Patent Challenge” shall mean with respect to specified Licensed Patent Rights, any direct or indirect (through the actions of another acting on Licensee’s, its Affiliate’s, or a Permitted Sublicensee’s behalf or upon its or their instruction) dispute or challenge, or any knowing, willful or reckless assistance in the dispute or challenge, of the validity, inventorship, ownership or enforceability of such Licensed Patent Right or any claim thereof, or opposition or assistance in the opposition of the grant of any letters patent within such Licensed Patent Rights, or any disparagement of such Licensed Patent Rights or raising of any issue of such Licensed Patent Rights’ compliance with or sufficiency under applicable patent laws, regulations or administrative rules, in any legal or administrative proceedings in a court of law, before the United States Patent and Trademark Office or other similar agency or tribunal in any jurisdiction, or in arbitration including, without limitation, by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action.

“Permissible Deductions” shall mean all the following [***].

“Permitted Sublicensee” shall mean a Third Party receiving a grant of rights pursuant to Section 2.3 (Limited Right to Sublicense) of this Agreement.

“Person” shall mean any natural person, corporation, firm, partnership or other legal entity.

“Pivotal Trial” shall mean a pivotal or registration clinical study or equivalent thereof (a) involving patients with a disease or condition of interest conducted to obtain sufficient efficacy and safety data to support Product Regulatory Submissions and labeling requirements for Regulatory Approval to market, sell and use a candidate drug or product and (b) that satisfies the requirements of either (i) 21 C.F.R. §312.21(c) or (ii) in jurisdictions outside of the United States, any equivalent regulation.

“Pluripotent” shall have the meaning set forth in the definition of “iPSC.”

“Pluripotent Derivative Cells” shall have the meaning set forth in “Derivative Cells.”

“Prior NDA” shall have the meaning set forth in Section 17.1 (Prior NDA).

“Product Regulatory Submissions” shall mean any Regulatory Submissions related to Licensed Products, other than Cell Line Regulatory Submissions. Product Regulatory Submissions include all INDs, BLAs, Efficacy Supplements, other applications for Regulatory Approval, health authority correspondences, and their equivalents.

“Progeny” shall mean unmodified replications (i.e., daughter cells) of an iPSC that retain the ability, through cellular division, to replicate and to differentiate into one or more different cell types.

“Regulatory Approval” shall mean any license, registration, authorization, or approval (including any approval of a BLA, supplement or amendment, pre- and post- approval, pricing approval or labeling approval) of any national, supra-national, regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity, necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export, and sale of a Specified Product in a regulatory jurisdiction.

“Regulatory Authority” shall mean any national, regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity in each country of the world involved in the granting of Regulatory Approval for a Specified Product.

“Regulatory Submission” shall mean any filing, application, or submission with any Regulatory Authority in support of the development, manufacture, commercialization or other exploitation of a pharmaceutical or biologic product (including to obtain, support or maintain Regulatory Approval from that Regulatory Authority), and all formal and informal, written, or electronic correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority.

“Research-grade iPSC Line” shall mean those iPSC Lines transferred by FCDI to Licensee pursuant to the MTAs that are set forth in, and identified as “Research-grade iPSC Lines” in, Exhibit A.

“Rest of World” shall mean any jurisdiction other than the United States, Japan, or any Major European Markets.

“Right of Reference” shall mean a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) and any comparable right existing under the laws or regulations of any foreign country.

“Rights” shall have the meaning set forth in the definition of “Control.”

“Royalty Report” shall have the meaning set forth in Section 4.7 (Royalty Report).

“Royalty Term” shall have the meaning set forth in Section 4.5 (Royalties and Duration).

“Sale” shall mean, with respect to a Specified Product, the act of selling, leasing or otherwise transferring, providing, or furnishing for use for any consideration. Cognates of the word “Sale” shall have correlative meanings.

“Specification Notice” shall mean, on a Licensed Product-by-Licensed Product basis, that written notice given by Licensee to FCDI in accordance with Section 4.3 (Specification Notice and License Fee).

“Specification Notice Window” shall mean, on a Licensed Product-by-Licensed Product basis, the period of time starting on the Effective Date and ending on the earlier of (a) date that is [***] anniversary of the Effective Date, and (b) the date of the commencement of the first to occur of Clinical Activities or Commercial Activities for such Licensed Product or one or more diseases associated with such Licensed Product within the Field.

“Specified Indication” shall mean (i) the distinct disease identified in a Specification Notice for which an initial BLA for a Specified Product is filed and (ii) the distinct disease identified in a Specification Notice for which a separate Efficacy Supplement would be required following filing of an initial BLA for a Specified Product.

“Specified Product” shall mean a [***] and is identified in a Specification Notice and assigned a Specified Indication in a Specification Notice that would be distinguishable from all other Specified Products by virtue of the necessity under applicable laws, rules, and regulations to have in effect a separate BLA with respect to the composition of matter or active ingredient of such Specified Product as compared to the composition(s) of matter or active ingredient(s) of any other Specified Product.

“Sunset Period Termination Date” shall have the meaning set forth in Section 14.4 (Rights Upon Termination).

“Term” shall have the meaning set forth in Section 14.1 (Term).

“Territory” shall mean each country and jurisdiction throughout the world.

“Third Party” shall mean a Person other than FCDI or Licensee.

“Third Party IP Claim” shall have the meaning set forth in Section 7.5 (Infringement Actions).

“Third Party IP Losses” shall have the meaning set forth in Section 7.5 (Infringement Actions).

“U.S. GAAP” shall have the meaning set forth in the definition of “Net Sales.”

“Valid Claim” shall mean (a) a claim of an issued patent within the Licensed Patent Rights that has not lapsed, expired, been canceled, or become abandoned, and has not been held unpatentable, invalid, or unenforceable by a court or other appropriate body of competent jurisdiction, such determination being unappealable or unappealed from within the time allowed for appeal and that has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a claim of a pending patent application within the Licensed Patent Rights that (i) [***]and (ii) [***].

“WARF” shall mean the Wisconsin Alumni Research Foundation.

“WARF In-License Agreement” shall mean that certain License Agreement entered into June 6, 2012, between FCDI and WARF, as amended, attached hereto in redacted form as Exhibit C, pursuant to which FCDI obtained the license under the WARF Licensed Patent Rights.

“WARF Licensed Patent Rights” shall mean those Licensed Patent Rights identified on Exhibit B hereto as being owned by WARF and sublicensed to Licensee pursuant to this Agreement.

“WARF Side Letter” shall mean that certain letter agreement among FCDI, WARF and Licensee, dated and effective as of February 1, 2021, regarding this Agreement.

2. Grant of License.

2.1. Research License. Subject to the terms and conditions of this Agreement, FCDI hereby grants to Licensee for a term of [***] from the Effective Date, a non-exclusive, non-transferable license under the Licensed IP [***]. The foregoing grant includes the right of Licensee to engage Licensee Service Providers pursuant to Licensee Service Provider Agreements, to transfer Approved iPSC Lines to them pursuant to this Agreement, and to sublicense the rights under this Section 2.1 (Research License) to Licensee Service Providers solely for the purposes of performance of Internal Research in the Field in the Territory. For the avoidance of doubt, the foregoing grant of rights to Licensee shall not include any rights in the Excluded Field.

2.2. Clinical and Therapeutic Use License. Subject to the terms and conditions of this Agreement, FCDI agrees to grant and does hereby grant to Licensee, without the need for further action by the Parties, a non-exclusive, royalty-bearing, non-transferable, sublicensable (in accordance with Section 2.3 (Limited Right to Sublicense) below) license under the Licensed IP [***]. For the avoidance of doubt, the foregoing grant of rights to Licensee shall not include any rights in the Excluded Field. For the further avoidance of doubt, the foregoing grant of rights to Licensee shall not include any rights to require, and FCDI shall have no obligation hereunder to make, any disclosure or other transfer to Licensee or any Third Party of any embodiment of any Licensed Know-How; any such disclosure or transfer would be made by FCDI, in its sole and absolute discretion. Notwithstanding anything to the contrary, Licensee shall be permitted to exercise the rights licensed under this Section 2.2 (Clinical and Therapeutic Use License) (i) only with respect to a Specified Product in a Specified Indication and (ii) only upon the delivery of a Specification Notice and payment of the applicable license fee to FCDI under Section 4.3 (Specification Notice and License Fee). On a Licensed Product-by-Licensed Product basis, should Licensee (A) fail to deliver a Specification Notice designating such Licensed Product a Specified Product in a Specified Indication or (B) pay the applicable license fee, under Section 4.3 (Specification Notice and License Fee) prior to the expiration of the license granted under Section 2.1 (Research License), the license granted under this Section 2.2 (Clinical and Therapeutic Use License) for such Licensed Product shall terminate upon such expiration automatically and without any further action by the Parties.

2.3. Limited Right to Sublicense. Licensee shall be entitled to sublicense its rights granted under Section 2.2 (Clinical and Therapeutic Use License) with respect to each Specified Indication for each Specified Product to one Third Party sublicensee per such Specified Indication for such Specified Product in each country of the Territory provided that any sublicense by Licensee to an Affiliate shall not count toward the foregoing one Third Party sublicensee limitation but that any such Affiliate that is a sublicensee shall only be permitted to sublicense to only one Third Party sublicensee per such Specified Indication for such Specified Product in each country of the Territory. Such commercial rights shall not be further sublicensable through additional tiers by any such sublicensee of Licensee without FCDI’s prior written consent not to be unreasonably withheld, denied or delayed, which consent may be contingent on receipt of consent from WARF. If FCDI consents to such sublicense request, FCDI shall promptly submit such sublicense request to WARF for and shall use commercially reasonable efforts to obtain WARF’s consent thereto. Each such sublicense shall be subject to the terms and conditions of this Agreement and applicable provisions of the WARF In-License Agreement as expressly modified as set forth in the WARF Side Letter. Licensee and any Permitted Sublicensee shall have the right to contract with Licensee Service Providers to practice under Licensee’s and such Permitted Sublicensee’s “have made;” “have sold,” or “have used” rights under the Licensed IP by or on behalf of Licensee or such Permitted Sublicensee, at the direction and for the sole benefit of Licensee or any such Permitted Sublicensee. Any such Licensee Service Providers are permitted to practice the Licensed IP solely for such purposes. Licensee shall promptly transmit (and in no event more than [***]) after entering into each sublicense with a Third Party as described in the first three sentences of this Section 2.3 (Limited Right to Sublicense), a copy of each such executed sublicense to FCDI; provided that Licensee shall be entitled to redact sensitive information not reasonably required to monitor Licensee’s and such Permitted Sublicensee’s compliance with their obligations hereunder and enforce FCDI’s rights under this Agreement. Licensee shall remain liable for all acts and omissions by any such sublicensee.

2.4. Use of iPSC Line(s) by Licensee Service Providers. Licensee shall be liable for all acts and omissions by its Licensee Service Providers and those of Permitted Sublicensees in either case as if such acts and omissions were those of Licensee hereunder. Licensee shall promptly transmit, after entering into each Licensee Service Provider Agreement, and shall require each Permitted Sublicensee after entering into each Licensee Service Provider Agreement, to transmit, a copy of each such executed Licensee Service Provider Agreement to FCDI; provided that Licensee shall be entitled to redact sensitive information not reasonably required to monitor Licensee’s, its Permitted Sublicensee’s, or Licensee Service Provider’s compliance with their obligations hereunder and enforce FCDI’s rights under this Agreement. Licensee shall be responsible for any breach of this Agreement by any Permitted Sublicensee or any Licensee Service Provider engaged by such Permitted Sublicensee.

2.5. No Other License. Except as otherwise provided herein, this Agreement confers no license or rights (a) to any Third Party or (b) by implication, estoppel, or otherwise under any patent applications or patents of FCDI other than the Licensed Patent Rights regardless of whether such patents are dominant or subordinate to Licensed Patent Rights. For the avoidance of doubt, nothing in this Agreement shall be construed to grant Licensee any right under Licensed Patent Rights with respect to iPSCs other than Approved iPSC Line(s) or services related to iPSCs other than Approved iPSC Line(s). For the avoidance of doubt, FCDI shall be entitled to itself practice and to grant to any Third Party, in its sole and absolute discretion, such rights under and licenses to Licensed Patent Rights as it sees fit. FCDI shall not be obligated to notify Licensee of any such further grant to Third Parties.

2.6. Further Prohibited Activities. Licensee (a) shall not (i) transfer possession of any Approved iPSC Line to any Third Party other than to a Permitted Sublicensee or Licensee Service Provider or (ii) permit any Third Party (other than a Permitted Sublicensee or Licensee Service Provider doing the same in accordance herewith) to make, have made, or have used any Approved iPSC Line that such Third Party received directly or indirectly from Licensee; (b) shall not offer to sell or sell any Approved iPSC Line; (c) shall not reverse engineer any Approved iPSC Line; (d) shall not perform any whole genome sequencing of any Approved iPSC Line for any of the purposes set forth in clauses (c), (e), or (f) of this provision; (e) shall not use any Approved iPSC Line directly or indirectly to derive or make any human gamete or gamete precursor cell, and (f) shall not attempt in any way to determine the identity of any donor of the biological materials from which an Approved iPSC Line was Derived or constructed, or of any biological relative of any such donor.

2.7. WARF’s Interests. FCDI and Licensee acknowledge that FCDI is a licensee of the WARF Licensed Patent Rights under the WARF In-License Agreement. The grant and exercise of such WARF Licensed Patent Rights are subject to the terms and conditions of the WARF In-License Agreement as expressly modified as set forth in the WARF Side Letter. Licensee hereby agrees to comply at all times with applicable provisions of the WARF In-License Agreement as expressly modified as set forth in the WARF Side Letter and hereby acknowledges that both FCDI and WARF, for their respective agreements, shall have the right to enforce the same.

2.8. Covenant Not to Sue Wisconsin Entities.

2.8.1. Licensee hereby irrevocably covenants not to sue WARF, the University of Wisconsin, the WiCell Research Institute and the Morgridge Institute for Research, as well as their respective successors and employees (collectively, the “Wisconsin Entities”) for Wisconsin Entities’ manufacture, use, or practice of Developments solely for Non Commercial Research Purposes. As used herein, “Non-Commercial Research Purposes” shall mean use of the technology solely for internal academic research purposes or other internal not-for-profit or scholarly purposes not involving the use of the technology to perform services for a fee or for the production or manufacture of products for sale to Third Parties. For clarity, Non-Commercial Research Purposes excludes Clinical Activities and Commercial Activities.

2.8.2. Notwithstanding anything set forth in Section 2.8.1 or any other provision of this Agreement or the WARF In-License Agreement (including Section 3B or 6A thereof) to the contrary, Licensee shall not be obligated to disclose to FCDI, any Wisconsin Entity or any Third Party any Developments, and neither FCDI nor any Wisconsin Entity shall have any right or ability to audit or review Licensee or is Sublicensees’ or Sub-Sublicensees’ facilities, records or documents to ascertain any Developments.

2.9. In-Licenses. To the extent any Licensed IP includes any know-how, patents, or patent applications that are Controlled by FCDI pursuant to a license or sublicense from a Third Party, FCDI agrees that (a) as between the Parties, FCDI shall at all times remain solely responsible for any and all payments payable under the applicable license or sublicense pursuant to which rights to such know-how, patents or patent applications whether accruing prior to, on, or following the Effective Date are granted, and (b) if FCDI breaches or defaults under any of its payment obligations to any licensor under any such applicable license or sublicense, then FCDI shall promptly notify Licensee in writing of any such breach or default, and if Licensee determines, in its sole and absolute discretion, to pay any such outstanding payment directly to such licensor in order to cure FCDI’s default under such applicable license or sublicense, then Licensee may (but shall not be obligated to) make such payment directly to such licensor and offset the amount of such payment against any amounts payable to FCDI under this Agreement.

2.10. Access to Additional iPSC Lines. From time-to-time during the Term, and pursuant to the further written agreement of the Parties (an “Additional iPSC Line Agreement”), Licensee may acquire the right to possess and use, subject to this Agreement, iPSC Lines from FCDI, in addition to the iPSC Lines already provided as of the Effective Date, upon payment by Licensee to FCDI of such dollar amount per vial of each such iPSC Line as so further agreed. Upon payment of the applicable amount with respect to any such additional iPSC Line in accordance with this Section 2.10 (Access to Additional iPSC Lines), such additional iPSC Line shall be considered an Approved iPSC Line and shall be added to Exhibit A, which shall identify such additional Approved iPSC Line as a Research-grade iPSC Line or a cGMP-grade iPSC Line in accordance with the Additional iPSC Line Agreement. Upon an Additional iPSC Line Agreement, FCDI may issue an invoice for the applicable amount with respect to any such additional iPSC Line and Licensee shall pay such applicable amount to FCDI within [***] after Licensee’s receipt of FCDI’s invoice therefor. No later than [***] after FCDI receives Licensee’s payment of such applicable amount with respect to such Approved iPSC Lines, FCDI shall provide to Licensee the number of units of vials of each such additional Approved iPSC Line to be transferred by FCDI to Licensee in accordance with the Additional iPSC Line Agreement regarding the same. All additional iPSC Lines provided under this Section 2.10 (Access to Additional iPSC Lines) shall be delivered to Licensee FCA FCDI, Madison, Wisconsin (Incoterms 2020) and the risk of loss thereof shall pass to Licensee upon such delivery. All such additional iPSC Lines are provided by FCDI “AS IS” and without any warranties of any kind and FCDI MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE iPSC LINES AND DERIVATIVE CELLS, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR, EXCEPT FOR THE EXPRESS REPRESENTATION AND WARRANTY SET FORTH IN SECTION 9.5 (NON-INFRINGEMENT) AND 9.6 (CONFORMANCE TO SPECIFICATIONS).

2.11. Diligence Obligations. Licensee will provide FCDI with a general written summary of Licensee’s timeline of progress with respect to Licensed Products at the [***] anniversary of the Effective Date of the Agreement, and at each [***] anniversary thereafter (“Development Reports”). Each Development Report will include a summary of activities completed since the last report and activities currently under investigation and an estimate of the total development time remaining before Specified Product will be commercialized. Notwithstanding anything to the contrary herein or in the WARF In-License Agreement (including Section 3B or 6A thereof), Licensee shall not be required to include any Developments in any Development Report.

3. Manufacturing.

3.1. Subject to the remainder of this Section 3 (Manufacturing), FCDI shall have the right to negotiate to act as Licensee’s exclusive manufacturer and supplier of iPSC Line(s) for Licensee and to act as the principal external manufacturer for (i) Licensed Products for Licensee, including Limited Manufacturing that is in preparation for pre-clinical studies or Clinical Activities and (ii) for commercial supply of all Specified Products for which Licensee or its Permitted Sublicensee shall decide to use a contract manufacturer, including Clinical Activities that are commercial scale manufacturing. For clarity, Licensee or its Permitted Sublicensee has the right to manufacture any and all Licensed Products or Specified Products on its own without any requirement to negotiate with FCDI hereunder. In accordance with the preceding provision, Licensee shall not, and shall require its Permitted Sublicensees to not, enter into any definitive agreement whereby a Third Party would manufacture or supply iPSC Line(s) and Licensed Products to Licensee or any of its Permitted Sublicensee unless Licensee or its Permitted Sublicensee shall have first given written notice of its intention to enter into a contract manufacture or supply arrangement to FCDI and negotiated in good faith with FCDI regarding the terms and conditions of such manufacture or supply arrangement for a period of at least [***] from the date of Licensee’s notice. Notwithstanding anything to the contrary, the foregoing negotiation right shall only apply to those manufacturing activities for which FCDI has (i) reasonably demonstrated to have commercial experience and capabilities (including of cGMP capabilities), (ii) reasonably demonstrated to be in compliance with applicable FDA and EMEA requirements relating to cGMP manufacturing, including compliance with EudraLex Volume 4 (“The rules governing medicinal products in the European Union”), and (iii) available capacity that meets the needs of Licensee’s program timelines. By way of example and not limitation, FCDI and/or its Affiliate(s) may reasonably demonstrate such commercial experience and capabilities, compliance with such applicable requirements relating to cGMP manufacturing and/or capacity based on its manufacturing activities with respect to any iPSC-derived cell type.

4. Fees and Royalties.

4.1. Upfront Fee. Licensee shall pay to FCDI a non-refundable, one-time fee of [***] (which will be reduced by an amount equal to the sum of the payments received by FCDI under the MTAs) for the rights granted herein with respect to the Approved iPSC Lines and the Licensed IP within [***] after receipt of invoice from FCDI following the Effective Date.

4.2. Annual Maintenance Fee. During the Term Licensee shall pay to FCDI, as a maintenance fee, [***] within [***] after Licensee’s receipt of FCDI’s invoice therefor, to be provided by FCDI after each anniversary of the Effective Date, which shall be deemed fully earned upon its due date and non-refundable when paid in consideration for continuing access to the Licensed IP.

4.3. Specification Notice and License Fee. On a Licensed Product-by-Licensed Product basis, Licensee may deliver a Specification Notice during the Specification Notice Window for such Licensed Product, setting forth a Licensed Product to be a Specified Product, together with the Specified Indication(s) therefor and the Approved iPSC Line (cGMP-grade iPSC Line) from which such Specified Product is Derived. Upon delivery of each Specification Notice, Licensee shall pay to FCDI an amount equal to the sum of (a) (i) [***] in respect of every Specified Indication set forth in a Specification Notice for Specified Products that are [***]or (ii) [***] in respect of every Specified Indication set forth in a Specification Notice for Specified Products other than [***] and (b) (i) [***] in respect of each Specified Indication set forth in such Specification Notice if such Specification Notice is delivered on or before the [***] anniversary of the Effective Date or (ii) [***] for each Specified Indication set forth in such Specification Notice if such Specification Notice is delivered after the [***] anniversary of the Effective Date, but on or before the [***] anniversary thereof, due and payable upon delivery of each Specification Notice. Notwithstanding the foregoing, if Licensee selects any (a) [***] or (b) [***], as a Specified Indication, then Licensee shall only pay the foregoing license fee for (i) each of the [***]distinct [***] and (ii) each of the [***], as applicable; provided that each such (y) [***] or (z) , as applicable, selected as Specified Indications (the [***]of each (y) and (z) for which Licensee shall pay the foregoing license fee and any additional (A) [***] or (B) [***] for which Licensee shall not pay the foregoing license fee) shall each be a Specified Indication, and its associated Licensed Product as set forth in the respective Specification Notice shall be a Specified Product.

4.4. Development and Sales Milestones. With respect to the achievement of each milestone event for each distinct Specified Indication set forth in the table below (a “Milestone”) for any and all Specified Products, regardless of whether such Milestone is achieved by Licensee or any Permitted Sublicensee, Licensee shall pay FCDI the milestone payments (a) as set forth in column (A) of Table 1 below for each of the [***] distinct Specified Indications, (b) as set forth in column (B) of Table 1 below for the [***] and each subsequent distinct Specified Indication, and (c) as set forth in column (C) of Table 2 below for each Specified Product. Notwithstanding the foregoing, if Licensee selects as a Specified Indication any (i) [***] or (ii) [***], then, in each case ((i)and (ii) ), it shall be obligated to pay the amounts set forth below in column (A) of Table 1 for the each of the [***] such [***] (as applicable) selected as Specified Indications (i.e., for each of the [***], and for each of the [***]), but thereafter shall not be obligated to pay any Milestones for any subsequent [***], as applicable, selected as Specified Indications. Each distinct Specified Indication shall only trigger each Milestone in Table 1 once, regardless of (a) the number of Specified Products that have set forth such Specified Indication in a Specification Notice or (b) the number of times any such Milestone is achieved by one or more Specified Products that have set forth such Specified Indication in a Specification Notice. The following payments are due and payable upon achievement of the occurrences set forth below.

Table 1

[***]

Table 2

[***]

4.5. Royalties and Duration. Licensee shall pay a royalty to FCDI on Net Sales of each Specified Product on a Specified Product-by-Specified Product and country-by-country basis in accordance with the tables set forth below commencing on First Commercial Sale of each such Specified Product in each country and ending on the [***] anniversary of First Commercial Sale of such Specified Product in such country (the “Royalty Term”).

Table 3a

[***]

Table 3b

[***]

For clarity, Licensee shall pay FCDI royalties for each Specified Product associated with [***] in accordance with the rates set forth in table 3a above, regardless of the number of [***] that Licensee selects as Specified Indications. For further clarity, the royalties payable at the royalty rate of [***] of all Valid Claims of the Licensed Patent Rights are payable with respect to annual Net Sales of Specified Products in each country or jurisdiction in the Territory without regard to whether there were or are any Valid Claims of the Licensed Patent Rights in any such country or jurisdiction.

Following the expiration of the Royalty Term for any Specified Product in a given country, no further royalties shall be payable with respect to sales of such Specified Product in such country and, thereafter, the license granted to Licensee pursuant to Section 2.2 (Clinical and Therapeutic Use License) with respect to such Specified Product in such country shall automatically become fully paid-up, perpetual, irrevocable and royalty-free.

4.6. Third Party Royalties. If Licensee or Permitted Sublicensees are required to pay any amounts to any Third Party to acquire rights under a patent (or a patent together with know-how under the same agreement owned or Controlled by such Third Party) that is necessary for, or is used by, Licensee to make, have made, use, have used, sell, offer for sale, import, and otherwise exploit Specified Products, then Licensee or its Permitted Sublicensee, as the case may be, shall have the right to credit [***] of such payments against any royalties owing to FCDI under Section 4.5 (Royalties and Duration) above; provided that Licensee shall not reduce the amount of the royalties paid to FCDI under Section 4.5 (Royalties and Duration) above by more than [***] in any given calendar quarter. Within [***] after the end of each calendar quarter following the First Commercial Sale of the first Specified Product, Licensee shall deliver to FCDI a report containing a calculation of royalty payments due to Third Parties with respect to the foregoing for the prior calendar quarter on a Specified Product-by-Specified Product and country-by-country basis. If no payments are due to Third Parties for such reporting period, the report shall so state.

4.7. Royalty Reports. Licensee shall submit to FCDI, no later than on the [***] after the end of each calendar quarter, a written report setting forth for such quarter at least the following information to FCDI’s reasonable satisfaction: [***] (the “Royalty Report”), including [***].

4.8. Royalty Payments. Royalties payable pursuant to Section 4.5 (Royalties and Duration) shall be due and payable by Licensee [***]. All payments due hereunder shall be paid by check or wire transfer in United States Dollars pursuant to wire transfer instructions given to Licensee in advance by FCDI in writing. Payments shall be deemed received when immediately available funds are credited to FCDI’s bank account. The applicable exchange rate for Net Sales made in currencies other than United States Dollars will be at the rate shown in the Federal Reserve Noon Valuation—Value of Foreign Currencies on the day preceding the payment. If the transfer of, or conversion into, United States Dollar equivalents of any such remittance in any such instance is not lawful, Licensee shall make payment from other sources.

4.9. Foreign Taxes. If applicable laws or regulations require that taxes be withheld with respect to any payment made by Licensee under this Agreement, then Licensee shall (a) deduct those taxes from the remittable payment, (b) promptly pay the taxes to the proper taxing authority, and (c) send proof of such tax payment to FCDI. Any such payments made by Licensee shall be treated as having been made to FCDI under this Agreement. FCDI shall provide Licensee with appropriate certification from relevant revenue authorities that FCDI is a tax resident of that jurisdiction, if FCDI wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

4.10. Consideration. Except as expressly provided otherwise in the WARF Side Letter, any consideration received by Licensee or Permitted Sublicensees for the sale of Specified Product or by Licensee for the grant of any sublicenses hereunder shall be in the form of cash only.

5. Record Keeping; Audit Rights.

Licensee shall keep accurate records (together with supporting documentation) of Specified Products made, used, or sold under this Agreement, appropriate for the purpose of verifying reports and payments due hereunder. Such records shall be retained for at [***] after the end of the reporting period to which such records relate. On the provision of reasonable notice, such records shall be available during normal business hours for examination by an independent, certified public accountant reasonably acceptable to Licensee appointed by FCDI, WARF, or their respective representatives for the purpose of verifying reports and payments due hereunder. In conducting such examinations pursuant to this Article 5 (Record Keeping), such accountant or other auditor shall have access to, all Licensee and Permitted Sublicensee records that it reasonably believes to be relevant for the purpose of verifying reports and payments due hereunder. Such accountant or other auditor, as applicable, shall be under reasonable written obligations of confidentiality to the audited entity and shall not disclose to FCDI, WARF and their respective representatives any information other than information relating to the accuracy of reports and payments delivered under this Agreement. In addition, the auditor shall disclose its draft conclusions to Licensee and the basis for such conclusions, prior to making its final report to FCDI, WARF, or their respective representatives, as applicable, and shall reasonably consider Licensee’s comments in response thereto (if any). The accounting records as to any accounting period shall not be audited more than once, nor more than [***] after the end of such accounting period. The foregoing examination shall be at FCDI’s expense; provided that if such examination shows an underreporting or underpayment for any calendar year in excess of the lesser of [***] of the royalties paid for that year or [***], then Licensee shall pay the cost of such examination together with amounts due in arrears with interest thereon calculated at the rate of [***], or such lower maximum rate permitted by law. Any conclusions of underreporting resulting from any such examination together with any supporting evidence will be provided to Licensee. Without prejudice to Licensee’s retained rights to dispute any findings in accordance with Section 17.5 (Dispute Resolution), any undisputed amounts due for examination expenses, underpaid royalties, and interest thereon shall be paid by Licensee within [***] of written demand from FCDI. The Parties shall endeavor in good faith to resolve any such disputed amounts. Absent agreement, and following referral of such dispute to the Executive Officer for attempted resolution under Section 17.5 (Dispute Resolution), either Party may require review of disputed amounts by referral for a final and binding resolution (including, for clarity, for purposes of FCDI’s liability with respect to payments under the WARF In-License Agreement) to a firm of internationally recognized accountants mutually agreed to by the Parties; provided that no such firm shall have been retained by either Party during the [***] period prior to such referral. A Party wishing to refer such a Dispute for resolution shall deliver notice of such desire [***] of the expiry of the period for resolution by the Executive Officers pursuant to Section 17.5 (Dispute Resolution), and the Parties shall select a firm for referral within [***] thereafter. Notwithstanding anything to the contrary in this Agreement or in the WARF In-License Agreement (including Sections 3B or 6A thereof), neither FCDI nor any Wisconsin Entity shall have any right or ability to audit, review, or otherwise access any Developments for any purpose.

6. Regulatory Matters.

6.1. FCDI Regulatory Responsibilities. FCDI shall file, establish, and maintain in its own name all applicable Cell Line Regulatory Submissions with respect to the Approved iPSC Lines (that are cGMP-grade iPSC Lines) that are necessary for obtaining any Regulatory Approval for any Specified Product. Subject to the rights granted to Licensee under this Article 6 (Regulatory Matters), FCDI shall own all rights, title, and interests in and to all such Cell Line Regulatory Submissions.

6.2. Licensee Regulatory Rights and Responsibilities. Licensee has the right, but not any obligation, to file, establish and maintain in its own name any Product Regulatory Submissions for any Specified Products developed under this Agreement. Prior to any Product Regulatory Submission being made to any Regulatory Authority or, at any time that FCDI so requests, Licensee will make available for review by FCDI the content of any particular excerpts of the submissions to, and other communications with, the Regulatory Authority, that relate directly to the Approved iPSC Line (that is a cGMP-grade iPSC Line) from which such Specified Product is Derived. In the event that Licensee requires commercially reasonable support from FCDI for any Product Regulatory Submission with respect to a Specified Product (i.e., support whereby FCDI to provides answers to questions, or other information, to a Regulatory Authority), Licensee will make available to FCDI, if FCDI so requests, all content of the submissions to, and other communications with, the Regulatory Authority that relates directly to the Approved iPSC Line (that is a cGMP-grade iPSC Line) from which such Specified Product is Derived. Licensee shall make all such content of any such submissions and other communications available to FCDI so that FCDI is afforded sufficient time to review and comment upon such content prior to the Product Regulatory Submission being made to any Regulatory Authority or the date by which FCDI support is requested to be provided, as applicable. If FCDI notes any errors in any content of any such submissions and other communications that relates directly to the Approved iPSC Line (that is a cGMP-grade iPSC Line) from which such Specified Product is Derived, Licensee will (i) for any such errors that, in Licensee’s reasonable determination are reasonably likely to have a material impact on product quality or safety, promptly take the necessary measures to rectify those errors with the applicable Regulatory Authority and (ii) for any other errors, take the necessary measures to rectify those errors with the applicable Regulatory Authority in the next subsequent amendment or annual report submitted in due course. Licensee shall own all rights, title, and interests in and to any and all such Product Regulatory Submissions and any resulting Regulatory Approvals. Further, Licensee will report any issues or suspected issues relating to the ability of any Person to use any Approved iPSC Lines (whether manufacturing, non-clinical, or clinical).

6.3. Right of Reference. Subject to the rules of the relevant Regulatory Authority, FCDI hereby grants to Licensee a Right of Reference to all information and data in any Cell Line Regulatory Submission related to the Approved iPSC Line (that is a cGMP-grade iPSC Line) from which such Specified Product is Derived controlled by FCDI as of the Effective Date or during the Term that is necessary for Licensee’s or its Permitted Sublicensee’s use in the filing, issuance, and maintenance of Product Regulatory Submissions and Regulatory Approvals for Specified Products. If under its rules a relevant Regulatory Authority will not accept, for purposes of a Product Regulatory Submission for a Specified Product, the submission of information and data in any such Cell Line Regulatory Submission by a Right of Reference, then FCDI, to protect its Confidential Information and as FCDI in its sole and absolute discretion may elect, may satisfy its responsibility pursuant to Section 6.1 (FCDI Regulatory Responsibilities) with respect such Product Regulatory Submission by (i) having FCDI’s independent contractor submit all information and data related to the cGMP Approved iPSC Line from which such Specified Product is Derived to the relevant Regulatory Authority and respond, based on input from FCDI, directly to any related inquiries from any such Regulatory Authority to the extent that this is acceptable to the applicable Regulatory Authority under its rules or (ii) using another generally accepted practice to meet its responsibility under Section 6.1 (FCDI Regulatory Responsibilities) as is customary in the relevant jurisdiction.

6.4. Regulatory Correspondence.

6.4.1. If FCDI receives any written or electronic correspondence from any Regulatory Authority relating to the ability of any Person to use any Approved iPSC Lines (that are cGMP-grade iPSC Lines) from which a Licensed Product is Derived, the prohibition or suspension of the supply of any such Approved iPSC Line, or the initiation of any investigation, review, or inquiry by such Regulatory Authority concerning the safety of any such Approved iPSC Line, or learns of receipt of such correspondence by a Third Party and to the extent not restricted by confidentiality obligations with Third Parties, then FCDI shall immediately notify Licensee of such correspondence but will not be obligated to provide Licensee with copies of such written or electronic correspondence.

6.4.2. If Licensee receives any written or electronic correspondence from any Regulatory Authority relating to the ability of any Person to use any Approved iPSC Line from which a Licensed Product is Derived, the prohibition or suspension of the supply of any such Approved iPSC Line, or the initiation of any investigation, review, or inquiry by such Regulatory Authority concerning the safety of any such Approved iPSC Line, or learns of receipt of such correspondence by a Third Party and to the extent not restricted by confidentiality obligations with Third Parties, then Licensee shall immediately notify FCDI of such correspondence but will not be obligated to provide FCDI with copies of such written or electronic correspondence.

7. Intellectual Property Matters.

7.1. Ownership of Other Inventions. As between the Parties, and subject to the licenses granted under this Agreement, each Party retains all rights, title and interests in and to all intellectual property rights that such Party Controls as of the Effective Date or that it develops or otherwise acquires after the Effective Date or outside of the performance of the activities under this Agreement.

7.2. Patent Prosecution and Maintenance. Except as is expressly set forth below, as between FCDI and Licensee, [***] shall control, in its sole and absolute discretion, all matters pertaining to the patent applications and patents included within Licensed Patent Rights, including prosecution, maintenance, abandonment, enforcement, and defense. [***] shall have no obligation to prosecute, maintain, enforce, or defend the Licensed Patent Rights. [***] shall have no obligation to consult with, or report to, [***] in connection with such activities; provided that [***] shall be responsible for all costs of prosecution, abandonment, and maintenance of Licensed Patent Rights.

7.3. Ownership. The patent applications and patents included within Licensed Patent Rights shall remain the property of their respective owners.

7.4. Notice of Infringement. Licensee shall, promptly after it first becomes aware, but without an obligation to inquire, give FCDI written notice of any suspected infringement of the Licensed Patent Rights by any Third Party. [***] shall provide reasonable assistance to [***] in connection with the enforcement of the Licensed Patent Rights, at [***] cost and expense.

7.5. Infringement Actions. Licensee shall, promptly after it first becomes aware, but without an obligation to inquire, give FCDI written notice of (a) any claim or assertion, or threat thereof, by any Third Party of infringement, misappropriation, or other violation of any Third Party’s intellectual property rights as a result of the practice of the Licensed Patent Rights, or the use of any Approved iPSC Line(s), by Licensee or a Permitted Sublicensee, and not solely by the practice, use, or other exploitation of any other technology or products, including any compositions of matter or methods within or embodying, or used to manufacture, research or develop, any Licensed Products (each, a “Third Party Infringement Claim”) and (b) any challenge or contest, or threat thereof, by any Third Party with respect of any of the Licensed Patent Rights, whether as to the validity, scope, or enforceability thereof or otherwise and whether by litigation, an ex parte or inter partes matter (each, a “Third Party IP Challenge” and together with Third Party Infringement Claims, collectively “Third Party IP Claims”), and shall require each Permitted Sublicensee and each of its Licensee Service Providers and require each Permitted Sublicensee to require each of its Licensee Service Providers to give written notice promptly to Licensee upon becoming aware of a Third Party IP Claim. As between the Parties, [***] shall have the sole and exclusive right, but not the obligation, to defend any and all Third Party IP Challenges. If (and only if) [***] elects to exercise such right to defend any Third Party IP Challenge, [***] will be the “Defending Party” with respect to such Third Party IP Challenge. As between the Parties, [***] shall have the first right, but not the obligation, to defend any and all Third Party Infringement Claims, provided that (a) [***] will give written notice of such election to Licensee promptly (and in any event within [***] of receipt of Licensee’s written notice given pursuant to the immediately preceding sentence) and (b) if [***] does not give written notice of its election to defend such Third Party Infringement Claim within [***] of receipt of [***]’s written notice then [***] shall be permitted to elect to defend such Third Party Infringement Claim on its own by providing prompt written notice to [***] within [***] of the date of transmittal of [***]’s initial notice to FCDI, in which case [***] will be the “Defending Party” with respect to such Third Party Infringement Claim. The Defending Party shall conduct and control the defense of a Third Party IP Claim, at its sole cost, expense and liability, and in the case of any such Third Party IP Claim that is a Third Party Infringement Claim, shall hold harmless the non-Defending Party from any and all costs, fees and expenses (including reasonable attorneys’ fees and expenses), losses, damages, judgements, amounts paid in settlement, or other liability related to any Third Party Infringement Claim (collectively, “Third Party IP Losses”); provided that the non-Defending Party shall reasonably assist and cooperate with the Defending Party in the defense of each Third Party Infringement Claim, at the Defending Party’s cost and expense. The Defending Party shall carry out the defense of each Third Party IP Claim that it elects to defend as it sees fit in its sole and absolute discretion. The Defending Party shall not enter into a settlement, stipulated judgment, or other arrangement with respect to any such Third Party IP Claim that is a Third Party Infringement Claim that (i) includes any admission of fault or any wrongful or improper act or omission (including fraud or negligence) on the part of [***], (ii) provides for any injunctive or other relief besides the payment of money to be paid in full by [***](as the Defending Party) or (iii) does not include as an unconditional term a release from all liability of [***], for all Third Party IP Losses related to such Third Party Infringement Claim, in each case ((i)-(iii)), without the express prior written consent of [***].

7.6. Contest of Validity.

7.6.1. Licensee shall provide, and shall require its Permitted Sublicensees to provide, FCDI at least [***] prior written notice before filing any action that contests the validity of any Licensed Patent Rights during the term of this Agreement.

7.6.2. In the event Licensee or any Permitted Sublicensee files any Patent Challenge to the Licensed Patent Rights, then Licensee shall pay a royalty rate of [***] the royalty rate set forth in Section 4.5 (Royalties and Duration) of this Agreement for all Specified Products Covered by such Licensed Patent Right during the pendency of such action. Moreover, should the outcome of such Patent Challenge determine that any claim of a Licensed Patent Right challenged is valid and would be infringed by a Specified Product made, have made, used, offered for sale, sold or imported by Licensee if not for the license granted by this Agreement, Licensee will thereafter, and for the remaining Term of this Agreement pay a royalty rate of [***] (Royalties and Duration) of this Agreement for such Specified Product(s) until the expiration of all Valid Claims of such Licensed Patent Right.

7.6.3. For clarity, in the event that Licensee or a Permitted Sublicensee contests the validity of any Licensed Patent Rights during the term of this Agreement, Licensee shall not be permitted to withhold payment to FCDI of any royalties due under this Agreement during the period of challenge (including royalties pursuant to Section 7.6.2). For the sake of clarity, such amounts will not be paid into any escrow or other account, but directly to FCDI, and will not be refunded.

7.6.4. General. Notwithstanding anything to the contrary set forth in this Agreement, as between the Parties and their respective Affiliates, the remedies set forth in this Section 7.6 (Contest of Validity) shall be FCDI’s sole and exclusive remedy under this Agreement in connection with any Patent Challenge to any Licensed Patent Right, provided that the terms of this Section 7.6 (Contest of Validity) shall not apply to any such Patent Challenge made in defense of an assertion of the Licensed Patent Rights by FCDI against Licensee, its Affiliates, or any of its Permitted Sublicensees; and provided further that this provision is not intended to and shall not be construed to limit any remedies, whether at equity or at law, relating to the infringement of the Licensed Patent Rights including willful infringement.

8. Indemnity and Insurance.

8.1. Indemnity.

8.1.1. Licensee Indemnification. Except (a) as expressly provided otherwise in Section 7.5 (Infringement Actions) with respect to Third Party IP Claims and Third Party IP Losses (with respect to which Section 7.5 (Infringement Actions) instead shall apply) and (b) for any Losses subject to indemnification by FCDI under Section 8.1.2 (FCDI Indemnification), Licensee hereby agrees, and shall require its Permitted Sublicensees to agree, to indemnify, defend, and hold harmless FCDI, and solely to the extent required under the WARF In-License Agreement, WARF, the Morgridge Institute for Research, the WiCell Research Institute, and the University of Wisconsin, and their respective trustees, directors, officers, shareholders and employees (including any inventors of the Licensed Patent Rights) (each an “FCDI Indemnitee” and collectively, the “FCDI Indemnitees”) from and against any costs, fees and expenses (including reasonable attorneys’ fees, and expenses), losses, damages, judgments, amounts paid in settlement, or other liability related to any Third Party claims relating to [***](collectively, “Losses”).

8.1.2. FCDI Indemnification. Except as expressly provided otherwise in Section 7.5 (Infringement Actions) with respect to Third Party IP Claims and Third Party IP Losses (with respect to which Section 7.5 (Infringement Actions) instead shall apply), FCDI hereby agrees to indemnify, defend, and hold harmless Licensee, Permitted Sublicensees, Licensee Service Providers, and their respective trustees, directors, officers, shareholders and employees (each an “Licensee Indemnitee” and collectively, the “Licensee Indemnitees”) from and against any Losses relating to [***].

8.1.3. Procedure. Each of FCDI Indemnitee or Licensee Indemnitee who seeks indemnification pursuant to the provisions of this Section 8.1 (Indemnity) shall, with respect to any Third Party claim for which such indemnitee is seeking indemnification hereunder:

(a) provide notice of the particulars of such Third Party claim promptly following such indemnitee’s receipt of the same;

(b) reasonably cooperate with the indemnifying Party in relation to the indemnifying Party’s conduct of the defense of such Third Party claim (including by way of providing the indemnifying Party with such access to all relevant personnel and providing copies of such documents and other information as the indemnifying Party reasonably requires for the indemnifying Party’s investigation or defense of such Third Party claim); and

(c) not make any admission of liability and not make nor accept any offer of settlement without the indemnifying Party’s prior written consent.

8.2. Indemnification Counsel. The indemnifying Party shall, at its own expense, provide attorneys reasonably acceptable to the indemnitee to defend against any actions brought or filed against any FCDI Indemnitee or Licensee Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought. In addition, each indemnitee reserves to itself at all times the right to select and retain counsel of its own to defend its interests in any proceeding (with participation by such counsel, other than counsel retained by WARF to which this parenthetical does not apply, in the defense and/or settlement of any such action subject to the indemnifying Party’s control thereof).

8.3. Insurance.

8.3.1. Licensee and each Permitted Sublicensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than [***] per incident and [***] annual aggregate and name the FCDI Indemnitees as additional insureds. Such commercial general liability insurance or such other policy procured by Licensee shall provide broad form contractual liability coverage for Licensee’s indemnification obligations under this Agreement. The minimum amounts of insurance coverage required shall not be construed to create a limit of Licensee’s or any Permitted Sublicensee’s liability with respect to its indemnification under this Agreement.

8.3.2. Licensee and each Permitted Sublicensee shall provide FCDI with written evidence of such insurance upon request of FCDI. Licensee and each Permitted Sublicensee shall provide FCDI with written notice at least [***] prior to the cancellation, non-renewal or material reduction in its such insurance; if Licensee or a Permitted Sublicensee does not obtain replacement insurance providing comparable coverage, FCDI shall have the right to terminate this Agreement in accordance with Section 14.2.1(d) hereof.

9. Representations, Warranties, and Covenants of FCDI.

FCDI represents, warrants, and covenants to Licensee that:

9.1. Organization. FCDI is duly organized and validly existing under the laws of its jurisdiction of formation, and has the right, power, authority, and capacity to enter into this Agreement and to carry out the transactions and grant the licenses contemplated by this Agreement, which have been duly and validly authorized by all requisite corporate proceedings, and this Agreement is a legal, valid, and binding obligation of FCDI, enforceable in accordance with its terms.

9.2. No Inconsistent Agreements. FCDI has not entered into and shall not enter into any agreement, arrangement, or commitment with any Person regarding the Licensed Patent Rights that is inconsistent with this Agreement, and FCDI is not and shall not be subject to any obligations that would prevent it from entering into this Agreement or performing its obligations hereunder.

9.3. Title. FCDI holds all rights, title, and interests in and to the Licensed Patent Rights, subject to license rights thereunder previously granted as of the Effective Date, and excluding the WARF Licensed Patent Rights, free and clear of any liens, rights, or encumbrances of any Third Parties with respect of such Licensed Patent Rights.

9.4. Ownership. FCDI has sufficient legal or beneficial title and ownership of, or sufficient license rights under, the Licensed IP, all Approved iPSC Lines, and all intellectual property rights used in connection with the discovery, development, or manufacturing of the Approved iPSC Lines, to grant, as of the Effective Date and as of the date of transfer of any Approved iPSC Lines to Licensee hereunder, the licenses and other rights under such Licensed IP and such Approved iPSC Lines to Licensee pursuant and subject to the terms and conditions of this Agreement, including, with respect to any know-how, patents, and patent applications included as a part of Licensed IP that is Controlled by FCDI pursuant to a license or sublicense from a Third Party, sufficient rights to sublicense such know-how, patents, and patent applications to Licensee in accordance with the terms of this Agreement.

9.5. Noninfringement. [***] any Approved iPSC Lines transferred to Licensee under this Agreement (a) do not, and will not at the time of such transfer, infringe any patent of any Third Party issued as of the Effective Date and (b) do not, and will not at the time of such transfer, infringe the claims of any published Third Party patent application, when and if such claims were to issue in their form as of the Effective Date except in either case (a) or (b) for [***]. In addition, as of the Effective Date, (a) there is no claim, demand, suit, proceeding, arbitration, or other legal action of any nature of or by any Person pending that asserts or alleges in a writing received by FCDI that the exercise of the Licensed Patent Rights as licensed herein or the use of an Approved iPSC Line as permitted hereunder infringes or would infringe any issued patent of any Third Party or the claims of any published Third Party patent application, when and if such claims were to issue in their form as of the date of such claim, demand, suit, proceeding, arbitration, or other legal action.

9.6. Conformance to Specifications; 21 CFR Part 1271; GMP. Each Approved iPSC Line has been and will be Derived from donor source material that was collected after May 25, 2005 and that is compliant with 21 CFR Part 1271 (for clarity, as in effect as of the collection of such donor source material). Each Approved iPSC Line that is a cGMP-grade iPSC Line transferred after the Effective Date pursuant to Section 2.10 (Access to Additional iPSC Lines), when delivered by FCDI to Licensee, (a) will conform to the certificate of analysis and any other product specification as is set forth in the Additional iPSC Line Agreement pursuant to which FCDI is transferring such Approved iPSC Line to Licensee (if any) and (b) will have been manufactured and stored until such delivery in accordance with cGMP.

9.7. No Disqualification. None of FCDI nor any of its personnel who carry out any of FCDI’s activities to manufacture or store an Approved iPSC Line that is a cGMP-grade iPSC Line transferred after the Effective Date pursuant to Section 2.10 (Access to Additional iPSC Lines) (a) is or shall be under investigation by the FDA or other equivalent agency for debarment action, or other applicable laws of any countries under which FCDI is registered and licensed, (b) has or shall have a disqualification hearing pending or has or shall have been disqualified by the FDA or other applicable agency, including by the FDA under Section 306(a) and (b) of the FD&C Act or (c) has been or shall be convicted of a crime for which a Person can be debarred under applicable law;

9.8. Compliance with Law; Consent; Authorizations. FCDI has all consents and authorizations from the human donor (or, as legally necessary, the donor’s legally authorized representative) of the donor source material from which any Approved iPSC Line is Derived and are necessary in accordance with laws and regulations applicable to the collection of such source material from such donor (for clarity, as in effect as of such collection of donor source material) (i) to permit FCDI to provide and deliver the Approved iPSC Line and any associated phenotypic data to Licensee that FCDI provides and delivers to Licensee for the purposes set forth herein, and (ii) to permit Licensee to perform future research and commercial development using the Approved iPSC Line, as applicable, in accordance with this Agreement. Any cGMP-grade iPSC Lines were and will be procured and Derived in accordance with, and FCDI shall at all times when performing its obligations under this Agreement with respect to an Approved iPSC Line that is a cGMP-grade iPSC Line transferred after the Effective Date pursuant to Section 2.10 (Access to Additional iPSC Lines) comply with, those laws, rules and regulations relating to FCDI’s procurement and Derivation of cells from human donor source material applicable thereto (for clarity, as in effect as of such procurement or Derivation, as the case may be), such as any applicable institutional review board approved protocols and, if and to the extent applicable thereto, data privacy laws, including without limitation, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009 and the regulations issued thereunder, the Regulation (EU) 2016/679 (General Data Protection Regulation) and member state legislation implementing the same (for clarity, all as in effect as of such procurement or Derivation, as the case may be, and for further clarity, excluding those laws, rules and regulations relating to cGMP, which is addressed solely in Section 9.6).

9.9. WARF. FCDI shall not exercise any right to terminate the WARF In-License Agreement.

10. Representations, Warranties, and Covenants of Licensee.

Licensee hereby represents, warrants and covenants to FCDI, and will require that each Permitted Sublicensee represent, warrant and covenant as of the date such Permitted Sublicensee becomes a Permitted Sublicensee, that:

10.1. Organization. Licensee is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and has the right, power, authority, and capacity to enter into this Agreement and to carry out the transactions and grant the licenses contemplated by this Agreement, which have been duly and validly authorized by all requisite corporate proceedings, and this Agreement is a legal, valid, and binding obligation of Licensee, enforceable in accordance with its terms.

10.2. No Inconsistent Agreements. Licensee has not entered into and shall not enter into any agreement, arrangement, or commitment with any Person regarding the Licensed Patent Rights or any Approved iPSC Lines that is inconsistent with this Agreement, and Licensee is not and shall not be subject to any obligations that would prevent it from entering into this Agreement or performing its obligations hereunder.

10.3. Compliance with Law. Licensee shall at all times comply, and will require that all Permitted Sublicensees and Licensee Service Providers comply, with all applicable laws, rules and regulations relating to its and their activities under this Agreement including the transfer, manufacture, exercise or use of, the Licensed IP and the Approved iPSC Lines, and applicable institutional review board approved protocols.

11. Disclaimer of Warranties.

EXCEPT AS SET FORTH IN SECTIONS 9 (REPRESENTATIONS, WARRANTIES AND COVENANTS OF FCDI) AND 10 (REPRESENTATIONS, WARRANTIES, AND COVENANTS OF LICENSEE), FCDI AND LICENSEE MAKE NO OTHER WARRANTIES EXPRESS OR IMPLIED, WHETHER ESTABLISHED BY STATUTE, COMMON LAW, TRADE PRACTICE, COURSE OF DEALING OR OTHERWISE, CONCERNING LICENSED PATENT RIGHTS COVERED BY THIS AGREEMENT, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO THE EXERCISE OF ANY LICENSED PATENT RIGHTS OR THE USE OF APPROVED IPSC LINES(S) OR THE RESULTS THEREOF. EXCEPT AS SET FORTH IN SECTIONS 9 (REPRESENTATIONS, WARRANTIES AND COVENANTS OF FCDI), FCDI MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY, ENFORCEABILITY OR SCOPE OF LICENSED PATENT RIGHTS, OR THAT THE EXERCISE OF ANY LICENSED PATENT RIGHTS OR THE USE OF, OR ANY ACTIVITY IN RESPECT OF, THE APPROVED IPSC LINE(S) OR DERIVATIVE CELLS GENERATED BY LICENSEE OR ANY THIRD PARTY WILL BE FREE FROM INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED PATENT RIGHTS COVERED BY THIS AGREEMENT.

12. No Consequential Damages.

EXCEPT WITH RESPECT TO [***], IN NO EVENT SHALL EITHER PARTY OR A PARTY’S DIRECTORS, OFFICERS, EMPLOYEES AND INVENTORS (AND, IN ADDITION, IN THE CASE OF FCDI, ITS LICENSOR AND ITS TRUSTEES DIRECTORS, OFFICERS, EMPLOYEES AND INVENTORS) BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES (INCLUDING DAMAGES FOR LOST PROFITS OR EXPECTED SAVINGS OR OTHER ECONOMIC LOSSES, OR FOR INJURY TO PERSONS OR PROPERTY, OR FOR LOSS OF GOODWILL OR REPUTATION) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, REGARDLESS OF FORM OF CLAIM OR ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, OR OTHERWISE, REGARDLESS OF WHETHER SUCH PARTY KNOWS OR SHOULD KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT WITH RESPECT TO [***], FCDI’S AGGREGATE LIABILITY FOR DAMAGES OF ANY KIND RELATING TO A CLAIM MADE IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER SHALL NOT EXCEED THE AGGREGATE OF ALL AMOUNTS ACTUALLY PAID BY LICENSEE TO FCDI UNDER THIS AGREEMENT PRIOR TO THE EVENT FIRST GIVING RISE TO THE BASIS UPON WHICH SUCH CLAIM WAS MADE, AND FCDI’S AGGREGATE LIABILITY FOR ALL DAMAGES RELATING TO ALL SUCH CLAIMS SHALL NOT EXCEED THE AGGREGATE OF ALL AMOUNTS ACTUALLY PAID BY LICENSEE TO FCDI UNDER THIS AGREEMENT. THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL APPLY TO ALL CLAIMS AND ACTIONS OF ANY KIND, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER GROUNDS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, FCDI’S AGGREGATE LIABILITY FOR DAMAGES OF ANY KIND RELATING TO A CLAIM MADE IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER WHICH CLAIM RELATES IN ANY RESPECT TO THE MANUFACTURE, STORAGE AND/OR DELIVERY OF ANY APPROVED IPSC LINE THAT IS A cGMP-GRADE iPSC LINE, INCLUDING A CLAIM PURSUANT TO [***], OTHER THAN A CLAIM PURSUANT TO [***], SHALL NOT EXCEED [***], AND FCDI’S AGGREGATE LIABILITY FOR ALL DAMAGES RELATING TO ALL SUCH CLAIMS SHALL NOT EXCEED [***].

13. Confidentiality and Publication

13.1. Treatment of Confidential Information. The Parties agree that during the term of this Agreement, and for a period of [***] after its expiration or earlier termination, a Party receiving Confidential Information of the other Party will (a) maintain in confidence such Confidential Information to the same extent it maintains its own proprietary information but in any event with no less than reasonable care; (b) not disclose such Confidential Information to any Third Party without prior written consent of the other Party; and (c) not use such Confidential Information for any purpose except in the performance of its obligations or the exercise or enforcement of its rights hereunder. The existence and the terms of this Agreement are the Confidential Information of both Parties. For the avoidance of doubt, disclosure may be made of Confidential Information (i) to an Affiliate; provided that the Party receiving such Confidential Information shall ensure such Affiliate complies with the confidentiality and non-use obligations set forth in this Agreement, or (ii) if required by law or court order; provided that the Party required to make such disclosure shall limit such disclosure to the minimum required to comply with such law or court order, and prior to making such disclosure such Party shall notify the other Party, not later than [***] prior to the proposed disclosure in order to allow such other Party to comment upon the scope of such proposed disclosure or to obtain a protective or other order, including extensions of time and the like, with respect to such proposed disclosure, and the proposed disclosing Party shall reasonably cooperate with such efforts. FCDI may disclose, without breach hereof, Confidential Information to WARF solely to the extent required by the terms of the WARF In-License Agreement. For the avoidance of doubt, the WARF In-License Agreement shall be deemed to be the Confidential Information of FCDI.

13.2. Publicity. The Parties, if they further expressly agree in writing to do so, will prepare a joint press release, or separate press releases, announcing the execution and delivery of this Agreement, the content of such releases and the timing of their release being reasonably agreed to by the Parties. Each Party agrees that it will not otherwise issue any press releases or make any public statements (whether in a paper, poster, abstract, presentation, report, promotional literature, oral presentation, or otherwise) regarding the entry or the terms and conditions of this Agreement, including any transactions pursuant hereto, without the express prior written consent thereto of the other Party. Nothing herein shall be deemed to constitute, by implication or otherwise, as granting permission or a license to a Party to use the name or any trade name, trade mark, logo or other trade identifying symbol of the other Party.

13.3. Limited Disclosure under Confidentiality Obligations. The Parties agree that nothing in Section 13.2 (Publicity) or the defined term Confidential Information shall prevent either Party from disclosing Confidential Information to (a) its Affiliates and its and their employees, consultants, agents, and advisors, its and their accountants and lawyers, (b) prospective and actual licensees, sublicensees, distributors, contractors, service providers, contract research organizations, investors, lenders, and underwriters, (c) prospective and actual acquirers that have entered into a letter of intent or are actively negotiating a definitive acquisition or merger agreement with Licensee, (d) its and their accountants and lawyers; in the case of each of (a), (b), (c) and (d), on a need to know basis solely (i) in connection with Licensee’s performing its obligations or exercising its rights under this Agreement or (ii) for the purpose of assisting the recipient with evaluating and entering into a transaction with Licensee and exercising the rights thereunder, and provided that each such recipient, prior to any such disclosure, must be bound by written or legally enforceable professional ethical obligations of confidentiality and non-use of substantially equivalent or greater (more restrictive for the benefit of the other Party) scope and duration than those set forth in this Article 13 (Confidentiality and Publication).

14. Term and Termination

14.1. Term. Unless terminated sooner in accordance with the terms set forth herein, the license granted pursuant to Section 2.1 (Research License) of this Agreement and this Agreement shall expire on the [***] anniversary of the Effective Date if, as of such date, no Specified Product (and related Specified Indication) has been selected by Licensee as contemplated herein. Otherwise, with respect to any particular Approved iPSC Line and the Specified Products and other Derivative Cells therefrom and the licenses related thereto granted hereunder, on a Specified Product-by-Specified Product and country-by-country basis, the “Term” shall mean the period from the Effective Date to the date on which the obligation to pay royalties in such country in the Territory with respect to such Specified Product has expired; provided that upon expiration of the Term for a Specified Product in a country, the license granted to Licensee pursuant to Section 2.2 (Clinical and Therapeutic Use License) shall become irrevocable and perpetual for such Specified Product in such country, subject to Section 4.5 (Royalties and Duration). This Agreement shall expire upon expiration of all obligations to pay royalties in all countries and jurisdictions in the Territory.

14.2. Termination.

14.2.1. Termination by FCDI. FCDI may terminate this Agreement:

(a) If Licensee does not make a payment due hereunder and fails to cure such breach (including the payment of interest) within [***] after written notice by FCDI of such breach, excluding from such calculation any day on which commercial banks are closed in the United States due to a banking holiday.

(b) If Licensee should (i) admit in writing its inability to pay its debts as they become due, (ii) become insolvent, (iii) make an assignment for the benefit of creditors, (iv) commence any case, proceeding or action relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, seek to adjudicate itself as bankrupt or insolvent, seek reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or seek the appointment of a receiver, trustee, custodian, conservator or other similar official, or (v) have commenced against it any case, proceeding or action described in Section 14.2.1(b)(iv) that remains undismissed or undischarged for a period of [***] or that results in an order for any relief described in described in Section 14.2.1(b)(iv) that has not been vacated, discharged, or stayed or bonded pending appeal within [***] of the entry thereof or acquiesce at any time in any such case, proceeding, action or order and the administrator of the bankruptcy estate or Licensee has not, within [***] after the receipt of an inquiry from FCDI, confirmed that the bankruptcy estate or Licensee will adopt this Agreement.

(c) If an examination pursuant to Section 5 (Record Keeping; Audit Rights) shows an underreporting or underpayment by Licensee in excess of [***] for a period totaling [***]; such termination shall be effective upon [***] written notice to Licensee unless cured within such period or the findings are disputed by Licensee in which case the dispute shall be subject to the dispute resolution procedures set forth in Section 17.5 (Dispute Resolution); or

(d) Except as provided in subparagraphs (a)—(c) above, if Licensee materially breaches this Agreement and such breach has not been remedied within [***] after notice in writing by FCDI of such breach. Notwithstanding the foregoing, if Licensee disputes in good faith the existence, materiality or cure of the applicable material breach and provides written notice of such Dispute to FCDI within the [***] cure period provided above, then the Parties agree to make good faith efforts to resolve such Dispute informally. If the Parties fail to reach resolution after such good faith efforts, and if Licensee diligently pursues resolution as to the occurrence of such alleged material breach pursuant to the provisions of Section 17.5 (Dispute Resolution), then termination shall not become effective unless and until the earlier of (i) settlement of such matter between the Parties in which the Parties agree to termination of this Agreement and (ii) a final, unappealable or unappealed during the time allowed for appeals, court decision in accordance with Section 17.5 (Dispute Resolution) holding that Licensee has materially breached this Agreement and has failed to cure the same in accordance with the cure period set forth above. During the pendency of such a Dispute, all of the terms of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations and may exercise their respective rights hereunder.

14.2.2. Automatic Termination. This Agreement shall automatically terminate with respect to the WARF Licensed Patent Rights upon termination or expiration of the WARF In-License Agreement, subject to the right of Licensee and its Permitted Sublicensees to wind-up use of such WARF Licensed Patent Rights, including required destructions and returns, within the ensuing [***].

14.2.3. Termination by Licensee. Licensee may terminate this Agreement:

(a) If FCDI should (i) admit in writing its inability to pay, its debts as they become due, (ii) become insolvent, (iii) make an assignment for the benefit of creditors, (iv) commence any case, proceeding or action relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, seek to adjudicate itself as bankrupt or insolvent, seek reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or seek the appointment of a receiver, trustee, custodian, conservator or other similar official. In such an event, all licenses and rights to licenses granted under or pursuant to this Agreement by FCDI to Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Licensee, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

(b) If FCDI should materially breach this Agreement, such termination shall be effective immediately upon written notice to FCDI.

(c) For convenience upon [***] advance written notice to FCDI.

14.3. Rights Upon Expiration. Except with respect to the license granted under Section 2.2 (Clinical and Therapeutic Use License) pursuant to Section 4.5 (Royalties and Duration), neither Party nor any Permitted Sublicensee shall have any further rights or obligations under this Agreement upon expiration of the Term, except as may have accrued prior to the expiration hereof, as contemplated in Section 14.4 (Rights Upon Termination), or as is provided pursuant to Section 14.6 (Survival).

14.4. Rights Upon Termination. Upon any early termination of this Agreement, all licenses and rights granted hereunder by FCDI to Licensee or a Permitted Sublicensee shall terminate; provided that with respect to Licensee Service Provider Agreements in effect as of such early termination or the execution and delivery of which are pending as of such early termination (as conclusively evidenced by the delivery to FCDI within [***] of termination of a fully executed copy of such Licensee Service Provider Agreement, as the case may be), except in the case of termination of the WARF In-License Agreement (with respect to which the Sunset Period Termination Date will not apply), such Licensee Service Provider Agreements will continue in effect only for purposes of winding-up until the earlier of (a) [***] after such early termination hereof and (b) the expiration of the term stated in the Licensee Service Provider Agreement, as the case may be (such earlier date being the “Sunset Period Termination Date”), subject to earlier termination in accordance with Section 14.2.1(a) (Termination by FCDI) and its Permitted Sublicensees (upon the Sunset Period Termination Date) shall thereafter have no further right to practice the Licensed IP or use any Approved iPSC Lines, Specified Products, or other Derivative Cells, whether or not constituting a use, and shall promptly destroy all manifestations of the Licensed IP, whether in print, electronic or optical media, or otherwise in existence, and any Approved iPSC Lines and Derivative Cells, unless Licensee or its Permitted Sublicensees shall have received instructions from FCDI within [***] after termination of this Agreement or the Sunset Period Termination Date, as applicable, to return some or all manifestations of the Licensed IP, Approved iPSC Lines and Derivative Cells. Licensee shall certify in a writing delivered, within [***] of the termination hereof (or such later date of FCDI instructions) with respect to Licensee itself and within [***] of the Sunset Period Termination Date (or such later date of FCDI instructions) with respect to its Permitted Sublicensees, to FCDI that all such manifestations of the Licensed IP, Approved iPSC Lines and Derivative Cells including Specified Products in its possession or under its Control, or in the possession of its Permitted Sublicensees or under their Control, have been destroyed in accordance with applicable laws and regulations, or returned in accordance with FCDI’s instructions, and Licensee shall ensure that its Permitted Sublicensees’ Licensee Service Providers have done the same.

14.5. Final Royalty Report. No later than on the [***] after the Sunset Period Termination Date, Licensee shall submit a final report to FCDI, and any payments due FCDI shall become payable within [***] after Licensee’s receipt of FCDI’s invoice therefor, to be provided by FCDI after its receipt of the foregoing final report.

14.6. Survival. Any expiration or early termination of this Agreement shall not relieve a Party from any obligations accruing prior to such expiration or termination. Despite expiration or termination of this Agreement, the provisions of Sections 1 (Definitions), 3 (Manufacturing), 4 (Fees and Royalties), 5 (Record Keeping), 7.1 (Ownership), 8 (Indemnity and Insurance), 11 (Disclaimer of Warranties), 12 (No Consequential Damages), 13 (Confidentiality and Publication) (except the first sentence of Section 13.2 (Publicity)), 14 (Term and Termination), 15 (Assignment; Parties in Interest), and 17 (General Provisions) shall continue thereafter.

15. Assignment; Parties in Interest.

This Agreement or any rights or obligations of Licensee hereunder may not be assigned, delegated or transferred (by operation of law or otherwise) by Licensee, provided that Licensee is not in material breach of this Agreement, Licensee shall be permitted to assign and delegate or otherwise transfer this Agreement in its entirety and all rights and obligations of Licensee hereunder to an Affiliate (so long as it remains an “Affiliate” of Licensee) or a Third Party successor of all or substantially all of its assets or shares, or the business to which this Agreement relates, without the express prior written consent of FCDI, (such Affiliate or Third Party successor is a “Licensee Transferee”); provided, however, that: (a) Licensee notifies WARF and FCDI in writing within [***] following such assignment and delegation or other transfer, including the identity of such Licensee Transferee; (b) the Licensee Transferee shall expressly assume in writing Licensee’s obligation to perform all the terms and conditions of the Sublicense Agreement (as well as Licensee’s obligations under the WARF Side Letter) and to be responsible for all past and future obligations and liabilities thereunder; and (c) if the Licensee Transferee is an Affiliate, Licensee shall remain liable, jointly with the Licensee Transferee, for the performance of such Affiliate under this Agreement. Any purported assignment, delegation, or other transfer without such consent shall be null and void. This Agreement shall be binding upon and inure to the benefit of

FCDI and its successors in interest and assigns and Licensee and its permitted successors in interest and assigns. Any such successor or assignee of Licensee’s interest shall expressly assume in writing Licensee’s obligation to perform all the terms and conditions of this Agreement. Except as expressly set forth herein, Licensee and FCDI hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder. This Agreement or any rights or obligations of FCDI hereunder may not be assigned, delegated or transferred (by operation of law or otherwise) by FCDI, except to an Affiliate or a Third Party successor of all or substantially all of its assets or shares, or the business to which this Agreement relates.

16. Additional Requirements for Sublicenses and Licensee Service Provider Agreements.

In addition to the other requirements set forth elsewhere in this Agreement, Licensee shall include terms and conditions to the following effects in each sublicense and Licensee Service Provider Agreement, namely:

16.1. Transfer of Approved iPSC Line(s); Limited Use. Licensee shall be entitled from time-to-time to deliver Approved iPSC Line(s) and Derivative Cells to its Permitted Sublicensees, and Licensee and its Permitted Sublicensees shall be entitled from time to-time to deliver (but not purport to transfer title or other ownership interests in) Approved iPSC Line(s) and Derivative Cells to one or more Licensee Service Providers, subject to the terms and conditions of this Agreement, the WARF In-License Agreement, and the Licensee Service Provider Agreements. Neither this Agreement, nor the delivery of such Approved iPSC Line(s) or Pluripotent Derivative Cells to, nor the storage or use of such Approved iPSC Line(s) or Pluripotent Derivative Cells by, a Permitted Sublicensee or a Licensee Services Provider, shall constitute a “consignment” or “security agreement,” or create a “security interest,” within the meaning of any commercial law. All Permitted Sublicensees and all Licensee Service Providers shall indemnify and hold harmless Licensee, FCDI, and WARF from and against any loss of or damage to any such Approved iPSC Line(s) or Pluripotent Derivative Cells or any loss resulting from their storage, handling or use, whether or not a use that is caused by or results from any act or omission on the part of a Permitted Sublicensee or any of its Licensee Service Providers.

16.2. Storage and Handling. All Permitted Sublicensees and all Licensee Service Providers shall store and handle the Approved iPSC Line(s) and Pluripotent Derivative Cells in accordance with instructions given to them by Licensee, recognized industry practices and applicable laws, rules and regulations. To the extent of any conflict between or among such requirements, Permitted Sublicensees and Licensee Service Providers shall comply with the most stringent of such requirements.

16.3. NO RE-SALE OR TRANSFER. NEITHER A PERMITTED SUBLICENSEE NOR ANY OF ITS LICENSEE SERVICE PROVIDERS SHALL, IN ANY EVENT, SELL ANY OF THE APPROVED IPSC LINE(S) THAT ARE DELIVERED TO THEM TO ANY THIRD PARTY, OR TRANSFER OR DELIVER POSSESSION THEREOF, OTHER THAN TO LICENSEE IF SO INSTRUCTED BY LICENSEE IN WRITING.

17. General Provisions

17.1. Prior NDA. The Parties are party to that certain Mutual Non-Disclosure Agreement, effective as of January 11, 2019 (the “Prior NDA”). This Agreement supersedes the Prior NDA, the Prior NDA is hereby terminated as of the Effective Date, and all “Information” disclosed pursuant to the Prior NDA shall be “Confidential Information” under this Agreement.

17.2. Independent Contractors. The relationship between FCDI and Licensee is that of independent contractors. FCDI and Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. FCDI and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this Agreement.

17.3. Late Payments. Late payments of any and all payments due hereunder shall be subject to a charge of [***] per month, or such lower maximum rate permitted by applicable law.

17.4. Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof, and, as of the Effective Date shall supersede the MTAs with respect to the use and exploitation of materials and information provided therein, and the terms and conditions governing thereof, such that all “materials” transferred to Licensee pursuant to the MTAs’ Exhibit A shall be “Research-grade iPSC Lines” for the purposes of this Agreement and all “Confidential Information” (as defined in the MTAs) disclosed by either Party under the MTAs shall be “Confidential Information” of such Party hereunder for the purposes hereof. There shall be no amendments or modifications to this Agreement, except by a written document that is signed by both Parties.

17.5. Dispute Resolution. If any dispute between the Parties arises out of or relates to this Agreement (a “Dispute”), either Party by written notice to the other Party may have such issue referred for resolution to the Chief Executive Officer of Licensee, and the Chief Executive Officer, President or Chief Operating Officer of FCDI (collectively, the “Executive Officers”). The Executive Officers shall meet promptly to discuss the matter submitted and to determine a resolution. If the Executive Officers are unable to resolve the Dispute within [***] after it is referred to them, then the Parties may pursue all other rights and remedies available to them under this Agreement, and the matter may be brought by a Party as a suit in a court of competent jurisdiction in accordance with Section 17.6 (Governing Law; Jurisdiction and Venue) or arbitration subject to Section 5 (Record Keeping). Notwithstanding anything to the contrary contained in this Section 17.5 (Dispute Resolution), the Parties agree that this Section 17.5 (Dispute Resolution) shall not preclude a Party from seeking and obtaining equitable relief at any time as it deems appropriate to protect its interests.

17.6. Governing Law; Jurisdiction and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Wisconsin without regard to the conflicts of laws principles thereof. The Parties hereby irrevocably consent to the jurisdiction and venue of state and federal courts sitting in [***]. The Parties agree that process may be served in the manner provided in accordance with the civil procedure rules on service according to, or as may be otherwise allowed by, U.S. federal law.

17.7. Waiver of Jury Trial. THE PARTIES HERETO HEREBY, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

17.8. Headings. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in any particular article or section.

17.9. Severability. Should any one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this Agreement and shall not serve to invalidate the remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by them when entering this Agreement may be realized.

17.10. No Waiver. A Party’s delay in enforcing its rights under this Agreement or any waiver as to a particular breach or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

17.11. Notices. Any notices required by this Agreement shall be in writing, shall specifically refer to this Agreement and shall be sent by registered or certified mail, postage prepaid, or by overnight courier, delivery charges prepaid, and shall be sent to the respective addresses set forth below unless subsequently changed by written notice to the other Party:

For FCDI:	FUJIFILM Cellular Dynamics, Inc.
[***]

With a copy to:

FUJIFILM Cellular Dynamics, Inc.
[***]

For Licensee: Sana Biotechnology, Inc.
(other than invoices)
[***]
Email: [***]

For Licensee:	Sana Biotechnology, Inc.
(invoices)	[***]
Email: [***]
Telephone: [***]

A notice shall be deemed delivered upon the earlier of (a) when received and (b) when sent by registered or certified mail, upon the [***] after deposit, postage prepaid.

17.12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors, and permitted assigns.

17.13. No Third Party Beneficiaries. Except as expressly provided by this Agreement, nothing in this Agreement, express or implied, is intended to or will confer on any Person other than the parties to this Agreement and their respective successors or permitted assigns any rights (including Third Party beneficiary rights), remedies, obligations, or liabilities under or by reason of this Agreement. Except as expressly provided by this Agreement, this Agreement will not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing without reference to the terms of this Agreement.

17.14. Force Majeure. Except for monetary obligations hereunder, neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including fire, explosion, flood, war, strike, or riot; provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

17.15. Compliance with US Laws; Export Controls. Nothing contained in this Agreement shall require or permit FCDI or Licensee to do any act in violation of any applicable law, regulation or executive order as applicable and in effect from time to time. FCDI is subject to United States laws and regulations controlling the export of commodities, software, technology and services, including the Export Administration Regulations (15 C.F.R. 730-774) and the International Traffic in Arms Regulations (22 C.F.R. 120 et seq). FCDI’s obligations under this Agreement are contingent on, and subject to, the requirements of, and compliance with, these laws and regulations. The transfer of certain items under this Agreement may require a license from an agency of the United States government or written assurances by Licensee that it will not re-export controlled items. While FCDI will endeavor to obtain any required license, it does not provide any assurance that any such license will issue. Licensee hereby agrees to comply with all applicable United States and foreign laws related to the transfer of rights in Licensed Patent Rights, items resulting from the use thereof, and related technical data to foreign countries.

17.16. Construction; Interpretation. Each Party hereto acknowledges and agrees that: (a) it or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to both Parties hereto and not in favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. Except where the context expressly requires otherwise, (i) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (ii) the words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “shall” shall be construed to have the same meaning and effect as the word “shall,” and vice versa, (iv) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein), (v) any reference herein to any Person shall be construed to include the Person’s successors and assigns, (vi) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall each be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (vii) except as expressly referenced otherwise, all references herein to Articles, Sections, Exhibits, or Tables shall be construed to refer to Articles, Sections, Exhibits, or Tables of this Agreement, and references to this Agreement include all Exhibits hereto, (viii) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals, and other written communications contemplated under this Agreement, (ix) provisions that require that a Party or the Parties “agree,” “consent,” “approve,” or the like shall require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging), (x) references to any specific law, rule, or regulation, or section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule, or regulation thereof, (xi) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or,” and (xii) the words “terms of this Agreement” shall be construed to have the same meaning and effect as the words “terms and conditions of this Agreement.”

17.17. Counterparts. Facsimile or electronic signatures shall be accepted as original signatures. This Agreement may be executed as one or more counterparts, each of which shall be deemed an original Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date set forth above.

FCDI:		LICENSEE:

FUJIFILM CELLULAR DYNAMICS, INC.		SANA BIOTECHNOLOGY, INC.

By:		By:

Name:	Takeshi Yamamoto	Name:	Steve Harr, MD

Title:	Chief Executive Officer	Title:	Chief Executive Officer

List of Exhibits:

Exhibit A – Approved iPSC Line(s)

Exhibit B – Licensed Patent Rights

Exhibit C – WARF In-License Agreement

Exhibit A

Approved iPSC Line(s)

(1)    Research-grade iPSC Lines:

As of the Effective Date:

[***]

(2)    cGMP-grade iPSC Line(s): 1

As of the Effective Date:

none

[1]

Upon the request of Licensee at any time prior to the [***] anniversary of the Effective Date, FCDI will make available to Licensee cGMP-grade iPSC Lines [***] (e.g., [***]) pursuant to one or more Additional iPSC Line Agreement(s) to be entered into by and between the Parties promptly following such request by Licensee, provided that such lines have not ceased to be available through no fault of FCDI.

Exhibit B

[***]

Exhibit C

WARF In-License Agreement

See attached.

WARF Agreement #: 11-00206

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY

[***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II)

WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

LICENSE AGREEMENT

This Agreement is made effective the 6th day of June, 2012 (“Effective Date”), by and between the Wisconsin Alumni Research Foundation (“WARF”), a nonprofit Wisconsin corporation, and Cellular Dynamics International, Inc. (“Licensee”), a corporation organized and existing under the laws of Wisconsin.

WHEREAS, WARF owns or holds certain intellectual property rights to the inventions described in the Licensed Patents defined below;

WHEREAS, WARF has granted to [***] an exclusive license under the Licensed Patents in Appendices B-1, and B-5 in certain fields covering Therapeutic Products and Diagnostic Products, as well as a non-exclusive license under certain Licensed Patents for Research Products (all defined below), which may prohibit WARF from granting Licensee any rights outside those granted in this Agreement;

WHEREAS, WARF entered into an Industry Research Products License with Licensee effective November 22, 2006, i.e., Agreement No. 05-W272, an Exclusive and Non-exclusive License Agreement with iPS Cells, Inc. effective June 27, 2008, i.e., Agreement No. 08-0380, and a Commercial Products License with Stem Cell Products, Inc. effective December 21, 2007, i.e., Agreement No. 08-0104A;

WHEREAS, iPS Cells, Inc. and Stem Cell Products, Inc., subsequent to entering into the above-referenced agreements, merged with Licensee and Licensee desires to consolidate the license agreements and WARF is willing to grant to Licensee such a license under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1. Definitions.

For the purposes of this Agreement, the Appendix A definitions will apply.

Section 2. Grant.

A. License.

(i) WARF hereby grants Licensee a world-wide, non-exclusive license under the Licensed Patents to make, use and receive Licensed Materials and Reprogrammed iPS Cells for use in Internal Research.

WARF Agreement #: 11-00206

(ii) Subject to the terms of Section 2B, WARF hereby grants Licensee a world-wide, exclusive license under the Licensed Patents listed in Appendix B-1 to make, use, sell, offer for sale, and import Research Products in the B-1 Licensed Field.

(iii) Subject to the terms of Section 2B, WARF hereby grants Licensee a world-wide, exclusive license under the Licensed Patents listed in Appendix B-2 to make, use, sell, offer for sale, and import Therapeutic Products in the B-2 Licensed Field.

(iv) Subject to the terms of Section 2B, WARF hereby grants Licensee a world-wide, exclusive license under the Licensed Patents listed in Appendix B-3 to make, use, sell, offer for sale, and import Products in the B-3 Licensed Field; provided, however, that WARF hereby reserves the right to grant to third parties nonexclusive licenses under the Licensed Patent listed in Appendix B-3 as B-3A to make, use and receive Licensed Materials and Reprogrammed iPS Cells for use in internal research.

(v) Subject to the terms of Section 2B, WARF hereby grants Licensee a world-wide, exclusive license under the Licensed Patents listed in Appendix B-4 to make, use, sell, offer for sale, and import Therapeutic Products in the B-4 Licensed Field. For clarity, the sole patent considered in Appendix B-4 and subject to the exclusivity granted in this Section 2A(v) is also subject to the non-exclusive grant in Section 2A(vi) as such patent is also listed in Appendix B-5.

(vi) WARF hereby grants Licensee a world-wide, non-exclusive license under the Licensed Patents listed in Appendix B-5 to make, use, sell, offer for sale, and import Research Products in the B-5 Licensed Field.

B. Sublicenses.

(i) Sublicensing of Exclusive Licenses.

Licensee may grant written, non-exclusive sublicenses, without the right to further sublicense, to third parties solely under Sections 2A(ii), (iii) (iv) and (v) above.

Any agreement granting a sublicense will contain terms and conditions no less restrictive than those set forth in this Agreement and will state that the sublicense is subject to the termination of this Agreement. Licensee will have the same responsibility for the activities of any sublicensee as if the activities were directly those of Licensee. Licensee will provide WARF with the name, contact information and address of each sublicensee, as well as information regarding the number of full-time employees of any such sublicensee to allow WARF to determine whether it can maintain its small entity filing status for patent prosecution and maintenance purposes. Licensee will provide to WARF copies of each sublicense agreement and any amendments thereto within thirty (30) days of executing a sublicense.

(ii) Mandatory Sublicensing.

In the event that WARF receives a bona fide written solicitation from a third party who wishes to license any of the Licensed Patents identified in Appendix B-3 to develop a Product in which Licensee has not provided WARF sufficient evidence that it is actively developing in

WARF Agreement #: 11-00206

(hereinafter “Third Party Field”), then WARF will deliver to the Licensee, or cause the third party to deliver to the Licensee, a written notice (“Notice”) including without limitation: (i) the third party’s bona fide intention to license the Licensed Patents listed in Appendix B-3 to develop and create Products incorporating or derived from the Licensed Patents listed in Appendix B-3 in the Third Party Field, (ii) a description of the Product the third party intends to develop and the indication, application or subfield for which the Product would cover, and (iii) the name and address of the third party if WARF is able to do so.

Licensee will exercise one of the following options within ninety (90) days of Licensee’s receipt of the Notice: (a) Demonstrate to WARF’s reasonable satisfaction by submission of a Development Plan inclusive of research and commercial milestones that Licensee is undertaking an active research and development program for the development and commercialization of the Licensed Patents listed in Appendix B-3 in the Third Party Field and, if sufficient, such milestones will be added to this Agreement as additional diligence requirements; or (b) Offer to grant a sublicense to such soliciting third party in the Third Party Field on commercially reasonable and non-discriminatory license terms; should Licensee pursue 2B(ii)(b), Licensee will have an additional one hundred twenty (120) days to execute a sublicense.

In the event Licensee declines or, within ninety (90) days of notification to Licensee by WARF, fails to proceed under (a) or (b) above, or fails to timely execute a sublicense under (b) above, WARF may directly grant a license to such third party to any Licensed Patent listed in Appendix B-3 in the Third Party Field for the benefit of WARF. The provisions of this Section B(ii) shall not apply to Licensed Patents listed in Appendix B-3B provided that before the end of the calendar year 2012, Licensee has made episomal reprogramming using the Licensed Patents in Appendix B-3B generally available to the research community on commercially reasonable terms and fees. Licensee currently intends to market, through a distributor, a Reprogrammed iPS Cells kit covered by the Licensed Patents in Appendix B-3B that will provide details and reagents to purchasers for performing episomal reprogramming which will be paired with a licensing plan permitting free use by academic researchers and annual fee based research use by commercial entities, and such a plan would be considered making the technology generally available.

C. Restrictions and Limitations.

The licenses granted under this Agreement do not provide any right or license to: (i) grant any sublicenses under this Agreement to any third parties, other than as set forth in Section 2B; (ii) make, have made, use, sell, offer for sale, import or otherwise transfer Therapeutic Products or Diagnostic Products that use neural cells, cardiomyocytes or pancreatic islet cells, or their respective precursors, developed from and/or incorporating the Licensed Materials, or Derivative Materials (to avoid doubt, this subsection (ii) does not apply to Reprogrammed iPS Cells or materials made from them).

D. Reservation of Rights.

In addition to the United States Government Rights identified in Section 14, WARF hereby reserves the right to grant non-profit research institutions and governmental agencies nonexclusive licenses to practice and use the inventions of the Licensed Patents for Non-Commercial Research Purposes. WARF, the University of Wisconsin, and the inventors of the Licensed Patents shall have the right to publish any information included in the Licensed Patents.

WARF Agreement #: 11-00206

E. License to WARF.

(i) Licensee hereby grants, and will require its sublicensee(s) to grant, to WARF a world-wide, non-exclusive, royalty-free, irrevocable, paid-up license, with the right to grant sublicenses, to the University of Wisconsin, the WiCell Research Institute and the Morgridge Institute for Research, to make, have made, use and otherwise practice Developments for Non-Commercial Research Purposes in organizations associated with either WARF or the University of Wisconsin.

(ii) In the event that Licensee and its sublicensee(s) discontinue the use or commercialization of the Licensed Patents and/or Developments (to the extent permitted under Section 2A), Licensee shall grant, and shall require its sublicensee(s) to grant, to WARF an option to obtain a non-exclusive, royalty-bearing license, with the right to grant sublicenses, to practice and use said Developments for commercial purposes. Licensee shall provide to WARF written notice that Licensee and its sublicensee(s) intend to discontinue such use or commercialization immediately upon making such a decision. WARF’s option with respect to each Development shall expire sixty (60) days after WARF’s receipt of said written notice from Licensee. The failure of WARF to timely exercise its option under this paragraph shall be deemed a waiver of WARF’s option, but only with respect to the Development so disclosed.

Section 3. Reporting.

A. Licensee has diligently developed, and now does manufacture, market and sell Research Products in the B-1, B-3, and B-5 Licensed Fields, and Licensee intends to develop Therapeutic Products relating to Reprogrammed iPS Cells in the B-2, B-3 and B-4 Licensed Fields, throughout the term of this Agreement.

B. Licensee agrees to make Development Reports to WARF, beginning in January 2012 and continuing until the Date of First Commercial Sale, of (a) a Research Product in the [***] lineage covered by the Licensed Patents listed in Appendix B-1; (b) a Research Product in the [***] lineage covered by the Licensed Patents listed in Appendix B-1; (c) a Therapeutic Product covered by the Licensed Patents listed in Appendix B-2; (d) a Therapeutic Product made from Reprogrammed iPS Cells covered by the Licensed Patents listed in Appendix B-3; (e) a Research Product made from Reprogrammed iPS Cells covered by the Licensed Patents listed in B-3; and (f) a Therapeutic Product in the [***] lineage covered by the Licensed Patents listed in Appendix B-4; Licensee will provide WARF with a written Development Report for each of those six products summarizing Licensee’s development activities since the last Development Report and any necessary adjustments to the Development Plan. Licensee agrees to provide each Development Report to WARF on or before thirty (30) days from the end of each semi-annual period ending June 30 and December 31 for which a report is due, and will set forth in each Development Report sufficient detail to enable WARF to ascertain Licensee’s progress toward the requirements of the Development Plan. WARF reserves the right to audit Licensee’s records relating to the development activities required hereunder. Such record keeping and audit procedures will be subject to the procedures and restrictions set forth in Section 6 for auditing the financial records of Licensee.

WARF Agreement #: 11-00206

C. Licensee acknowledges that any failure by Licensee to reasonably implement the Development Plan, or to make timely submission to WARF of any Development Report, or the providing of any false information to WARF regarding Licensee’s development activities hereunder, will be a material breach of the terms of this Agreement, subject to the right to cure under Section 7.

D. Licensee further agrees to and warrants that it (or its sublicensees) will meet the following “Milestones” with respect to development of Therapeutic Products in the B-2, B-3, and B-4 Licensed Fields and financing:

(i) Licensee (or its sublicensees) will reach the following Milestones with respect to the development of Therapeutic Products:

(a) [***]

(b) [***]

(c) [***]

(d) [***]

(e) [***]

(f) [***]

(ii) Should Licensee miss, or conclude that it will miss, a Milestone set forth in Section 3D(i) of this Agreement, then Licensee shall inform WARF in writing and explain why a specific Milestone is missed or may be missed as soon as Licensee has missed, or concludes that it will miss, such Milestone. If any Milestone described in Section 3D(i)(a) or (b), (c) or (d), or (e) or (f) is or will be missed by more than one hundred and twenty (120) days, the exclusive license granted in Section 2A(iv) to the Licensed Patents identified on Appendix B-3, in Section 2A(iii) to the Licensed Patents identified on Appendix B-2, and in Section 2A(v) to the Licensed Patents identified on Appendix B-4, respectively, shall be converted to a nonexclusive license. If another Milestone described in Section 3D(i) (whether or not the first missed Milestone pertained to the same Appendix of Licensed Patents) is or will be missed by more than one hundred and twenty (120) days, then all exclusive licenses granted in Sections 2A to the Licensed Patents shall be converted to a non-exclusive license.

Section 4. Consideration.

A. License Fee.

Licensee will pay to WARF a license fee of [***] dollars ($[***]) which will be paid within thirty (30) days of receiving an invoice for such fee from WARF, such invoice to be sent by WARF upon execution of this Agreement.

WARF Agreement #: 11-00206

B. Royalty.

(i) In addition to the Section 4A license fee, Licensee will pay to WARF, as “earned royalties,” a royalty calculated as a percentage of the Selling Price of Products in accordance with the terms of this Agreement. The royalty is deemed earned as of the earliest of the date the Product is actually sold, leased or otherwise transferred, actually performed, for consideration, the date an invoice is sent by Licensee or its sublicensee(s), or the date a Product is transferred to a third party for any promotional reasons. With respect to Products sold by Licensee (or a third party (see definition of Selling Price)), the royalty rate will remain fixed while this Agreement is in effect and will be [***] percent ([***]%) of the Selling Price of Research Products and [***] percent ([***]%) of the Selling Price of all Products other than Research Products.

(ii) If Licensee is required to make payments to a third party (who is not an Affiliate) for a license or similar right to such third party’s patents, in the absence of which right or license Licensee could not legally make, use or sell Products, then the royalty payable under this Section 4B will be reduced by [***] percent ([***]%) for each additional [***] percent ([***]%) of royalties payable to such third parties on that Product; provided, however, that the adjusted royalty rate to WARF will be no less than [***] percent ([***]%) of the applicable royalty rate payable to WARF under Section 4B of this Agreement for such Products, even in cases where Section 4B(iii) below also applies.

(iii) In the event that the sale, lease, or other transfer by Licensee of Products under this Agreement also requires payment to WARF of royalties under any other agreement between WARF and Licensee, the cumulative earned royalties owed to WARF for that Product under all such agreements will not exceed the single highest royalty as set forth in those agreements. Licensee will pay to WARF royalties under all such agreements individually and on a pro rata basis. (For example, if Licensee owes to WARF a [***] percent ([***]%) earned royalty under this Agreement and a [***] percent ([***]%) earned royalty under a separate agreement, the cumulative royalties owed to WARF will be [***] percent ([***]%) but will be paid proportionately under each agreement in payments of [***]percent ([***]%) under this Agreement and [***]percent ([***]%) on the other.)

C. Sublicensing Royalties and Fees.

(i) With respect to sublicenses granted by Licensee under Section 2B, Licensee shall pay to WARF an amount equal to what Licensee would have been required to pay to WARF had Licensee sold the amount of Products sold by such sublicensee.

(ii) In addition, if Licensee receives any fees, minimum royalties, or other payments in consideration for any rights granted under a sublicense, or option to sublicense, or other similar rights, and such payments are not based directly upon the amount or value of Products sold by the sublicensee (hereinafter “Sublicense Fees”), then Licensee shall pay WARF [***] percent ([***]%) of such payments within thirty (30) days of receipt of such payments, and otherwise in the manner specified in Section 4G. Licensee shall not receive from its sublicensees anything of value in lieu of cash payments in consideration for any sublicense granted under this Agreement without the express prior written consent of WARF. No payments owed for Sublicense Fees shall be prorated, whether the sublicense to the Licensed Patents is bundled with other licenses or sublicenses or not, without WARF’s written consent.

WARF Agreement #: 11-00206

D. Minimum Royalty.

Starting in calendar year 2012, Licensee will pay to WARF a minimum royalty of [***] dollars ($[***]) per calendar year or part thereof during which this Agreement is in effect against which any earned royalty paid for the same calendar year will be credited. The minimum royalty for a given year will be due at the time payments are due for the calendar quarter ending on December 31. It is understood that the minimum royalties will apply on a calendar year basis, and that sales of Products requiring the payment of earned royalties made during a prior or subsequent calendar year will have no effect on the annual minimum royalty due WARF for any other given calendar year.

E. Patent Fees and Costs.

(i) Licensee also agrees to reimburse WARF for [***] percent ([***]%) of all reasonable costs incurred by WARF in filing, prosecuting and maintaining the Licensed Patents listed on Appendix B-1, B-3 and B-4; ([***]%) of all reasonable costs incurred by WARF in filing, prosecuting and maintaining the Licensed Patents listed on Appendix B-2; and a fee of [***] dollars ($[***]) for costs incurred by WARF in filing, prosecuting and maintaining the Licensed Patents listed on Appendix B-5. Licensee will be billed quarterly and will pay amounts owed within thirty (30) days of receipt of an invoice from WARF.

(ii) WARF will maintain and continue to prosecute each patent application that is a Licensed Patent as of the Effective Date until WARF determines that continued prosecution is unlikely to result in the issuance of a patent in the country in which the application is filed.

(iii) Licensee may request, by written notice to WARF, that WARF file, maintain and/or prosecute foreign patent application(s) with respect to any invention subject to a Licensed Patent exclusively licensed to Licensee filed in the United States. Any such written notice will specify the country or countries, as may be the case, in which Licensee requests that the filing(s) are to be made, maintained and/or prosecuted by WARF. Promptly after WARF undertakes to file any patent application pursuant to Licensee’s request, WARF will give written notice that it is doing so to Licensee. Licensee will reimburse WARF for [***] percent ([***]%) of all costs associated with preparing, filing and maintaining such filings in the manner provided in Section 4E(i) above. WARF will make, maintain and prosecute each and every patent application it files at Licensee’s request pursuant to this Section 4E(iii) until WARF determines that continued prosecution is unlikely to result in the issuance of a patent in that country.

(iv) Licensee will have the right to review and comment on any significant prosecution actions and correspondences received pertaining to the filing, prosecution and maintenance of the Licensed Patents exclusively licensed to Licensee. WARF will forward a copy of such actions and correspondence to Licensee within [***] ([***]) days of their receipt by WARF. WARF shall review and consider in good faith the opinions and proposals submitted by Licensee if such opinions and proposals are provided to WARF within [***] ([***]) days from the date WARF provided the copy of the action or correspondence to Licensee.

WARF Agreement #: 11-00206

(v) Interferences.

[***]1

[***]

F. Milestone Fees.

Licensee and each sublicensee shall pay to WARF the amounts detailed below within thirty (30) days of the achievement of the corresponding milestones for each Therapeutic Product in the B-2, B-3 and B-4 Licensed Fields.

Milestone	Milestone Fee
Milestone described in Section 3D(i)(a) of this Agreement	$([***])
Milestone described in Section 3D(i)(b) of this Agreement	$([***])
Milestone described in Section 3D(i)(c) of this Agreement	$([***])
Milestone described in Section 3D(i)(d) of this Agreement	$([***])
Milestone described in Section 3D(i)(e) of this Agreement	$([***])
Milestone described in Section 3D(i)(f) of this Agreement	$([***])

G. Accounting; Payments.

(i) Amounts owing to WARF under Section 4B of this Agreement will be paid on a quarterly basis, with such amounts due and received by WARF on or before the thirtieth (30th) day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned. The balance of any amounts which remain unpaid more than thirty (30) days after they are due to WARF will accrue interest until paid at the rate of the lesser of [***] percent ([***]%) per month or the maximum amount allowed under applicable law. However, in no event will this interest provision be construed as a grant of permission for any payment delays.

(ii) Except as otherwise directed, all amounts owing to WARF under this Agreement will be paid in U.S. dollars. All royalties owing with respect to the Selling Prices are stated in currencies other than U.S. dollars will be converted at the rate shown in the Federal Reserve Noon Valuation – Value of Foreign Currencies on the day preceding the payment. WARF is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement will be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on WARF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to WARF pursuant to this Agreement. All such taxes, assessments, or other charges will be assumed by Licensee or its sublicensee(s).

[1]	Two paragraphs of confidential information was redacted.

WARF Agreement #: 11-00206

(iii) A full accounting showing how any amounts owing to WARF under Section 4B have been calculated will be submitted to WARF on the date of each such payment. Such accounting will be on a per-country and Product line, model or tradename basis and will be summarized on the form shown in Appendix C of this Agreement. In the event no payment is owed to WARF, a statement setting forth that fact will be supplied to WARF.

Section 5. Certain Warranties.

A. WARF warrants that it has the right to grant the licenses granted to Licensee in this Agreement. Nothing in this Agreement will, however, be construed as: (i) a warranty or representation by WARF or Licensee as to the validity or scope of any of the Licensed Patents; (ii) a warranty or representation that anything made, used or transferred under the licenses granted in this Agreement will or will not infringe patents of third parties; (iii) an obligation to furnish any assistance, or know-how not provided in the Licensed Patents or any materials or services other than those specified in this Agreement; or (iv) an obligation to file any patent application or secure or maintain any patent right.

B. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5A OF THIS AGREEMENT, WARF MAKES NO OTHER REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE MERCHANTIBILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR THE NON-INFRINGEMENT OR USE OF ANY PRODUCT OR SERVICE UNDER THIS AGREEMENT.

C. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT WILL WARF OR ITS TRUSTEES, DIRECTORS, OFFICERS AND EMPLOYEES (INCLUDING WITHOUT LIMITATION ANY INVENTORS OF THE LICENSED PATENTS) BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

D. Licensee represents and warrants that Products produced under the licenses granted herein shall be manufactured substantially in the United States as required by 35 U.S.C. § 204 and applicable regulations of Chapter 37 of the Code of Federal Regulations.

Section 6. Recordkeeping.

A. Licensee and its sublicensee(s) will keep books and records sufficient to verify the accuracy and completeness of Licensee’s and its sublicensee(s)’s accounting referred to above, including without limitation inventory, purchase and invoice records relating to any Products sold under this Agreement. In addition, Licensee will keep books and records sufficient to verify the accuracy and completeness of Licensee’s Development Reports. Such documentation may include, but is not limited to, invoices for studies, laboratory notebooks, internal job cost records, and filings made to the Internal Revenue Department to obtain tax credit, if available, for research and development. All such books and records will be preserved for a period not less than six (6) years after they are created during and after the term of this Agreement.

WARF Agreement #: 11-00206

B. Licensee and its sublicensee(s) will take all steps reasonably necessary so that WARF may, within thirty (30) days of its request, review Licensee’s and its sublicensee(s)’s books and records to allow WARF to verify the accuracy of Licensee’s and its sublicensee(s)’ s Development Reports and the payments made by Licensee and its sublicense(s) to WARF. Such review will be performed no more than annually and by an attorney or registered CPA and scientific expert designated by WARF at WARF’s expense upon reasonable notice and during regular business hours.

C. If a royalty payment deficiency is determined, Licensee and its sublicensee(s), as applicable, will pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 4G(i). If a royalty payment deficiency for a calendar year exceeds the lesser of [***] percent ([***]%) of the royalties paid for that year or [***] dollars ($[***]), then Licensee or its sublicensee(s) will be responsible for paying WARF’s out-of-pocket expenses incurred with respect to such review.

Section 7. Term and Termination.

A. The term of this license will begin on the Effective Date and continue, with respect to the Licensed Patents, until the expiration of the last to expire Licensed Patents, unless otherwise earlier terminated as provided herein.

B. Licensee may terminate this Agreement at any time by giving at least ninety (90) days written and unambiguous notice of such termination to WARF.

C. WARF may terminate this Agreement by giving Licensee at least ninety (90) days written notice if any one of the milestones in Section 3D(i) of this Agreement are missed.

D. If Licensee at any time (i) defaults in the timely payment of any monies due to WARF or the timely submission to WARF of any report, (ii) fails to actively pursue any Development Plan, or (iii) commits any breach of any other covenant herein contained, and Licensee fails to remedy any such breach or default within [***] ([***]) days after written notice thereof by WARF, or if Licensee or its sublicensee(s) commits any act of bankruptcy, becomes insolvent, is unable to pay its debts as they become due, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it which is not dismissed within [***] ([***]) days, or offers any component of the Licensed Patents, Licensed Materials or Reprogrammed iPS Cells to its creditors, WARF may, at its option, terminate this Agreement by giving notice of termination to Licensee.

E. Upon termination of this Agreement, the licenses granted herein will immediately terminate. In the event of termination under Section 7B or 7C, Licensee and its sublicensee(s) will have [***] ([***]) days to cease all activities involving the use of Licensed Materials, Reprogrammed iPS Cells, and Derivative Materials for any purpose, and will destroy all Licensed Materials, Reprogrammed iPS Cells and Derivative Materials in its possession. Licensee and its sublicensee(s) will remain obligated to pay any outstanding amounts owed as of the date of termination and all such amounts will be paid within [***] ([***]) days of termination.

WARF Agreement #: 11-00206

F. For clarity, Sections 5B, 5C, 6, 11, 13, 14, 16, and 18 will survive any termination of this Agreement.

Section 8. Assignability; Change of Control.

Licensee will notify WARF in writing at least thirty (30) days in advance of any Change of Control Event and, with respect to a transfer to any non-Affiliate, pay to WARF a fee of [***] dollars ($[***]) to allow the transfer of the license granted herein to that non-Affiliate to whom control has been transferred, within thirty (30) days after the occurrence of such event. In the event of any assignment Licensee shall nevertheless remain liable for all of its obligations, and those of any such assignee, to WARF hereunder.

Section 9. Contest of Validity.

A. Licensee and its sublicensee(s) must provide WARF at least three (3) months prior written notice before filing any action that contests the validity of any Licensed Patent during the term of this Agreement.

B. In the event Licensee or its sublicensee(s) files any action contesting the validity of any Licensed Patent, the filing party will pay a royalty rate of [***] ([***]) times the royalty rate specified in Section 4B of this Agreement for all Products sold during the pendency of such action. Moreover, should the outcome of such contest determine that any claim of a Licensed Patent challenged is valid and would be infringed by a Product sold by Licensee (or its sublicensee(s), if such sublicensee filed the action) if not for the license granted by this Agreement, Licensee (or its sublicensee(s), if such sublicensee filed the action) will thereafter, and for the remaining term of this Agreement, pay a royalty rate of [***] ([***]) times the royalty rate specified in Section 4B of this Agreement.

C. In the event that Licensee or its sublicensee(s) contests the validity of any Licensed Patent during the term of this Agreement, Licensee agrees (and will require its sublicensee(s) to agree) to pay to WARF all royalties due under the Agreement during the period of challenge. For the sake of clarity, such amounts will not be paid into any escrow or other account, but directly to WARF, and will not be refunded.

Section 10. Enforcement.

WARF intends to protect the Licensed Patents against infringers or otherwise act to eliminate infringement, when, in WARF’s sole judgment, such action may be necessary, proper, and justified and makes reasonable business sense considering all factors. In the event that Licensee or its sublicensee(s) believe there is infringement of any Licensed Patent under this Agreement which is to its substantial detriment, Licensee shall provide WARF with notification and reasonable evidence of such infringement.

WARF Agreement #: 11-00206

Section 11. Indemnification and Insurance.

A. Licensee and its sublicensee(s) will, at all times during the term of this Agreement and thereafter, indemnify, defend and hold harmless WARF, the Morgridge Institute for Research. the WiCell Research Institute, and the University of Wisconsin (the “University”), and their respective trustees, directors, officers, shareholders and employees (including without limitation any inventors of the Licensed Patents) (each, an “Indemnitee”) against all liabilities, demands, damages, settlements, suits, claims, proceedings, costs and expenses, including legal expenses and reasonable attorneys fees, arising out of or relating to the death of or injury to any person or persons or any damage to property, due to the sale, marketing, use, or manufacture of Products, Licensed Materials, and Reprogrammed iPS Cells, or any Derivative Materials or Developments. WARF at all times reserves the right to select and retain counsel of its own to defend WARF’s interests in any such proceeding.

B. Licensee warrants, and will have its sublicensee(s) warrant, that it now maintains and will continue to maintain liability insurance coverage reasonably appropriate to the risk involved in use, sale, marketing, and manufacture of Products, the Licensed Materials, Reprogrammed iPS Cells, and any Derivative Materials or Developments, under this Agreement, and that such insurance coverage is sufficient to cover WARF and the inventors of the Licensed Patents and Licensed Materials and Reprogrammed iPS Cells as additional insureds. Upon WARF’s request, Licensee and its sublicensee(s), if applicable, will present evidence to WARF that such coverage is being maintained.

Section 12. Use of Names.

Neither party shall use the other’s name, the name of any inventor of the Licensed Patents, or the name of WARF or the University of Wisconsin in any other form of publicity without the prior written approval of the entity or person whose name is being used, except where a disclosure is required by any applicable law or the rules of any securities exchange. Notwithstanding the foregoing, WARF shall have the right to disclose to existing and potential licensees the fact that WARF has entered into this Agreement with Licensee.

Section 13. Confidentiality.

A. The parties hereto agree to keep any information identified as confidential by the disclosing party confidential using methods at least as stringent as each party uses to protect its own confidential information. “Confidential Information” will include the terms of this Agreement, Licensee’s Development Plan and Development Reports, Royalty Reports and forecasts, sublicenses, the Licensed Patents and all information concerning them and any other information marked confidential or accompanied by correspondence indicating such information is exchanged in confidence between the parties. Except as may be authorized in advance in writing by WARF, Licensee will only grant access to WARF’s Confidential Information to its sublicensee(s) and those employees of Licensee and its sublicensee(s) involved in research relating to the Licensed Patents. Licensee will require its sublicensee(s) and all such employees to be bound by terms of confidentiality no less restrictive than those set forth in this Section 13. Licensee and its sublicensee(s) will not use any Confidential Information to WARF’s detriment, including, but not limited to, claiming priority to the Licensed Patents in any patent prosecution. The confidentiality and use obligations set forth above apply to all or any part of the Confidential Information disclosed hereunder except to the extent that:

WARF Agreement #: 11-00206

(i) the receiving party can show by written record that it possessed the information prior to its receipt from the other party;

(ii) the information was already available to the public or became so through no fault of the receiving party;

(iii) the information is subsequently disclosed to the receiving party by a third party that has the right to disclose it free of any obligations of confidentiality;

(iv) the information is required by law, rule, regulation or judicial process to be disclosed; or

(v) [***] ([***]) years have elapsed from the expiration of this Agreement.

B. Nothing contained in this Section 13 will be construed to limit or preclude WARF from negotiating or entering into any agreements with third parties under terms and conditions similar to that set forth in this Agreement.

C. Notwithstanding the provisions of Section 13A:

(i) each of WARF and Licensee may disclose the fact that it has signed this Agreement; and

(ii) WARF may disclose its general licensing practices and standard terms and conditions to existing or potential licensees.

Section 14. United States Government Interests.

It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. § 200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the inventions of the Licensed Patents for governmental purposes. Any license granted under this Agreement to Licensee or any of its sublicensee(s) will be subject to such right.

Section 15. Patent Marking.

Licensee will mark, and will cause its sublicensee(s) to mark, all service agreements, Products or product packaging with the appropriate patent number reference in compliance with the requirements of the laws of the United States of America, including specifically, 35 U.S.C. § 287.

WARF Agreement #: 11-00206

Section 16. Miscellaneous.

A. This Agreement will be governed by and construed in all respects in accordance with the laws of the State of Wisconsin, without reference to its conflicts of laws principles.

B. The parties hereto are independent contractors and not joint venturers or partners.

C. If the enforcement of any provisions of this Agreement are or will come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the parties or this Agreement, those provisions will be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement will remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations.

D. WARF and Licensee have each been represented by counsel who participated in the preparation of this Agreement. This Agreement reflects a negotiated compromise between the parties. Neither party will be considered to be the drafter of this Agreement or any of its provisions for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter of this Agreement. The Section headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

E. This Agreement is not intended to be for the benefit of and will not be enforceable by any third party.

F. Licensee acknowledges and agrees that damages may not be an adequate remedy in the event of a breach of this Agreement by Licensee. Licensee therefore agrees that WARF will be entitled to seek immediate and permanent injunctive relief from a court of competent jurisdiction in addition to any other rights or remedies otherwise available to WARF.

G. Waiver by either party of a single breach or default, or a succession of breaches or defaults, will not deprive such party of any right to terminate this Agreement in the event of any subsequent breach or default.

Section 17. Notices.

Any notice required to be given pursuant to the provisions of this Agreement will be in writing and will be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the party for whom intended at the address below or at such changed address as the party will have specified by written notice, provided that any notice of change of address will be effective only upon actual receipt.

WARF Agreement #: 11-00206

(a)	Wisconsin Alumni Research Foundation

Attn: Contracts Manager 614 Walnut Street

Madison, Wisconsin 53726

(b)	Cellular Dynamics International Inc.

525 Science Dr.

Madison, WI 53711

Attn: President

With a copy to:

Anna Geyso, Esq.

Godfrey & Kahn

780 N. Water St.

Milwaukee, WI, 53202

Section 18. Integration.

This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Section 18, made prior to or at the signing hereof, will vary or modify the written terms of this Agreement. In particular, the following prior agreements between the parties, i.e., the Industry Research Products License with Licensee effective November 22, 2006, i.e., Agreement No. 05-W272; an Exclusive and Nonexclusive License Agreement with iPS Cells, Inc. effective June 27, 2008, i.e., Agreement No. 08-0380; a Commercial Products License with Stem Cell Products, Inc. effective December 21, 2007, i.e., Agreement No. 08-0104A; and a Biomaterials License Agreement – Unpatented Materials, Agreement with Licensee effective November 22, 2006, i.e., Agreement No. 05-0369 (“Prior Agreements”) are all hereby terminated, with all consideration received to date being kept by WARF, with Licensee assuming all outstanding and surviving (e.g., liability) obligations under the Prior Agreements, and with all licenses common between the Prior Agreements and this Agreement being maintained in continuous effect. All materials associated with or covered by Agreement No. 05-0369 shall be destroyed by Licensee within ninety (90) days of the Effective Date of this Agreement. For clarity, all agreements between Licensee and WARF not specifically identified above will remain in full force and effect, e.g., Equity Agreement dated November 22, 2006, i.e., Agreement No. 05-W200, and Amended and Restated Equity Agreement, i.e., Agreement Nos. 08-0103A and 08-0462. Neither party will claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by both parties, and specifically states that it is an amendment to this Agreement.

Section 19. Authority.

The persons signing on behalf of WARF and Licensee hereby warrant and represent that they have authority to execute this Agreement on behalf of the party for whom they have signed.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

WARF Agreement #: 11-00206

WISCONSIN ALUMNI RESEARCH FOUNDATION (“WARF”)

By:	/s/ Leigh Cagan	Date: June 11, 2012
Leigh Cagan, Chief Technology Commercialization Officer

CELLULAR DYNAMICS INTERNATIONAL, INC. (“LICENSEE”)		Date: June 7, 2012

By:	/s/ David Snyder
David Snyder, CFO

WARF Ref.: Thomson – P96014US		Approved as to Form:

/s/ NB

WARF Agreement #: 11-00206

APPENDIX A

A. “Affiliate” and “Affiliates” means any entity controlled by or under common control of Licensee. As used herein, “control” will refer to and mean ownership of greater than fifty percent (>50%) or more of the outstanding voting equity of an entity.

B. “Change of Control Event” means (i) the sale or disposition of all or substantially all the assets of the Licensee or its direct or indirect parent corporation; (ii) the reorganization, merger, consolidation, or similar transaction involving the Licensee or its direct or indirect parent corporation which results in the voting securities of such entity outstanding immediately prior to that transaction ceasing to represent at least 50% of the combined voting power of the surviving entity immediately after such transaction; (iii) the acquisition in one or more transactions by any “person”, as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any of such person’s “ affiliates” or “associates”, as such terms are used in the Exchange Act, of 40% or more of the outstanding shares of the voting capital stock of the Licensee or its direct or indirect parent corporation (excluding any employee benefit plan or related trust sponsored or maintained by that entity); or (iv) any event or series of events in which the individuals who are the directors of the Licensee or its direct or indirect parent corporation as of the effective date of this Agreement (“Incumbent Directors”) cease for any reason to constitute at least fifty percent (50%) of the board of directors of that entity; provided, however, that if any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new director will be considered an Incumbent Director.

C. “Date of First Commercial Sale” means the date when cumulative sales to the retail market of each (1) Research Product incorporating each of the patents listed on Appendices B-1 and B-3 exceeds $[***], and (2) Therapeutic Product incorporating each of the patent(s) listed on Appendix B-3, B-2 and B-4 meets the respective milestone set forth in 3D(i)(b), (d) and (f).

D. “Licensed Materials Derivative Materials” means any compositions or materials derived from the use of the Licensed Materials, or produced by the use of the Licensed Materials, or which incorporate wholly or partially the Licensed Materials, including without limitation, fully or partially differentiated cells or cell lines derived from the Licensed Materials.

E. “Reprogrammed iPS Cell Derivative Materials” means any compositions or materials derived from the use of Reprogrammed iPS Cells, or produced by the use of Reprogrammed iPS Cells, or which incorporate wholly or partially Reprogrammed iPS Cells, including without limitation, fully or partially differentiated cells or cell lines derived from Reprogrammed iPS Cells.

F. “Derivative Materials” means the Licensed Materials Derivative Materials and Reprogrammed iPS Cell Derivative Materials, collectively.

G. “Development” and “Developments” means (i) Derivative Materials; (ii) any inventions, discoveries or developments, whether patentable, that are conceived of, reduced to practice, discovered, tested or developed through the use of the inventions of the Licensed Patents, Licensed Materials, Reprogrammed iPS Cells or Derivative Materials; and (iii) any compositions, products or other materials in which the Licensed Materials, Reprogrammed iPS Cells or Derivative Materials were used in any way in their discovery or testing.

WARF Agreement #: 11-00206

H. “Development Report” means the written report of Licensee’s (or its sublicensee(s)’) progress under the Development Plan, or since the previously submitted Development Report, as provided under Section 3 having at least the information specified on Appendix D of this Agreement.

I. “Diagnostic Products” means products or services that (i) are used in the diagnosis, prognosis, screening or detection of disease in humans, and (ii) which employ, or are in any way produced or manufactured by, or discovered, identified, developed or otherwise arise out of any research involving, the practice or use of the inventions of the Licensed Patents other than the Licensed Patents listed in B-3, or that would otherwise constitute infringement of any claims of the Licensed Patents other than the Licensed Patents listed in B-3. Diagnostic Products does not include B-3 Diagnostic Products.

J. “B-3 Diagnostic Products” means products or services that (i) are used in the diagnosis, prognosis, screening or detection of disease in humans, and (ii) which employ, or are in any way produced or manufactured by, or discovered, identified, developed or otherwise arise out of any research involving, the practice or use of the inventions of the Licensed Patents listed in B-3, or that would otherwise constitute infringement of any claims of the Licensed Patents listed in B-3. B-3 Diagnostic Products does not include Diagnostic Products.

K. “Internal Research” means research conducted internally at Licensee’s premises solely by Licensee, and specifically excludes any activities involving: (1) the manufacture or commercialization of Products; (2) the providing of services to or conducting research for the benefit of third parties using Licensed Materials and/or Reprogrammed iPS Cells, or any Derivative Materials; or (3) the performance of human clinical trials or any development work subsequent to the commencement of clinical trials.

L. “B-1 Licensed Field and B-5 Licensed Field” means the field of Research Products developed from and/or incorporating the Licensed Materials or Licensed Material Derivative Materials.

M. “B-2 Licensed Field” means the field of Therapeutic Products developed from and/or incorporating [***] or Reprogrammed iPS Cell Derivative Materials.

N. “B-3 Licensed Field” means the field of Products developed from and/or incorporating the Reprogrammed iPS Cells or Reprogrammed iPS Cell Derivative Materials.

O. “B-4 Licensed Field” means the field of Therapeutic Products developed from and/or incorporating [***] cells or Reprogrammed iPS Cell Derivative Materials.

P. “Licensed Materials” means primate (including human) embryonic stem cells covered by the Licensed Patents listed in B-1, B-2, B-4 and B-5 which meet the following conditions:

(i) For embryonic stem cells created prior to April 26, 2005, the embryonic stem cell must be either: (1) listed on the NIH Human Embryonic Stem Cell Registry at http://escr.nih.gov; or (2) derived from excess embryos created for the purpose of in vitro fertilization with appropriate consent of the donor couple and not for the purpose of creating embryonic stem cells; or (3) derived from embryos created specifically for

WARF Agreement #: 11-00206

research purposes either by in vitro fertilization or by somatic cell nuclear transfer, for which the following additional conditions apply: (a) the embryo may not have been maintained in vitro for more than 14 days; (b) the gamete donor(s) and somatic cell donor (if any) made the donation without payment beyond reimbursement for reasonable expenses associated with donation; (c) in the case of egg donation, the donor was fully informed of the risks to herself; (d) the gamete donor(s) and somatic cell donor (if any) were fully informed of the purposes to which their donated materials would be put; (e) the research could not be done equally well using surplus IVF embryos originally created for reproductive purposes; (f) the research protocol, including gamete collection, somatic cell collection, embryo management and stem cell derivation is approved by an appropriate Institutional Review Board; and (g) protections are in place to prevent misappropriation of embryos created specifically for research.

(ii) For embryonic stem cells created from embryos created after April 26, 2005, the embryonic stem cells must be derived from embryos and under conditions in compliance with the “Guidelines for Human Embryonic Stem Cell Research” established by the National Research Council Institute of Medicine of the National Academies (the “NAS Guidelines”).

(iii) For embryonic stem cells created after April 26, 2005 from embryos generated prior to April 26, 2005, and which do not meet the NAS Guidelines, the embryonic stem cells must meet one of the conditions set forth in paragraph (i) above and be created using protocols substantially in compliance with the requirements of the NAS Guidelines.

Q. “Licensed Patents” means those patents and patent applications listed on Appendix B-1, B-2, B-3, B-4 and B-5, attached hereto, and all foreign equivalents owned by or licensed to WARF, to the extent Licensee reimburses WARF for such patents and patent applications and foreign equivalents as outlined in Section 4E(i) and (iii).

R. “Non-Commercial Research Purposes” means use of the technology for internal academic research purposes or other internal not-for-profit or scholarly purposes not involving the use of the technology to perform services for a fee or for the production or manufacture of products for sale to third parties.

S. “Products” means any Research Products, B-3 Diagnostic Products and Therapeutic Products, collectively.

T. “Reprogrammed iPS Cells” means cells obtained or created by changing the state of a cell to a state of pluripotency using methods or materials that would otherwise constitute infringement of any of the claims of the Licensed Patents.

U. “Research Products” means products or services (i) that are used as research tools, including in drug discovery and development; and (ii) which employ, or are in any way produced or manufactured by, or discovered, identified, developed or otherwise arise out of any research involving, the practice or use of the inventions of the Licensed Patents, the Licensed Materials and/or Reprogrammed iPS Cells, or that would otherwise constitute infringement of any claims of the Licensed Patents.

WARF Agreement #: 11-00206

V. “Selling Price” means (a) in the case where Licensee transacts a sale with an end user (including an end user that is an Affiliate), the invoice price to the end user of Products (regardless of uncollectible accounts) less any shipping costs, allowances because of returned Products, or sales taxes; and (b) in the case where Licensee transacts a sale with a third party or an Affiliate for the purposes of enabling the third party or Affiliate to directly or indirectly resell or distribute Products and where Licensee does not have the ability to know the price an end user pays to third party or Affiliate, the average invoice price to the end user of that type of Product during the applicable calendar quarter (regardless of uncollectible accounts) less any shipping costs, allowances because of returned Products, or sales taxes and (c) in the case where Licensee transacts a sale with a third party or an Affiliate for the purposes of enabling the third party or Affiliate to directly or indirectly resell or distribute Products and where Licensee does have the ability to know the price an end user pays to third party or Affiliate, the invoice price to the end user of Products (regardless of uncollectible accounts) less any shipping costs, allowances because of returned Products, or sales taxes. The “Selling Price” for a Product that is transferred to a third party without charge or at a discount, e.g., for promotional purposes, will be the average invoice price to the end user of that type of Product during the applicable calendar quarter.

W. “Therapeutic Products” means products or services that both (i) are used in the treatment of disease in humans, and (ii) which employ, or are in any way produced or manufactured by, or discovered, identified, developed or otherwise arise out of any research involving, the practice or use of the inventions of the Licensed Patents listed in B-2, B-3, B-4, or Reprogrammed iPS cells, or that would otherwise constitute infringement of any claims of the Licensed Patents listed in B-2, B-3, or B-4.

WARF Agreement #: 11-00206

APPENDIX B-1

LICENSED PATENTS OF B-1

REFERENCE NUMBER	COUNTRY	APPLICATION SERIAL NUMBER	FILING DATE	PATENT NUMBER
[***][2]

[2]	Redacted table of confidential information related to patent(s).

WARF Agreement #: 11-00206

APPENDIX B-2

LICENSED PATENTS OF B-2

REFERENCE NUMBER	COUNTRY		APPLICATION SERIAL NUMBER		FILING DATE		PATENT NUMBER
[***][3]
[***]
[***]	[	***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]	[	***]

[3]	Redacted table of confidential information related to patent(s).

WARF Agreement #: 11-00206

APPENDIX B-3

REFERENCE NUMBER	COUNTRY	APPLICATION SERIAL NUMBER	FILING DATE	PATENT NUMBER

LICENSED PATENTS OF B-3A

[***][4]
P09113US02	UNITED STATES	12/605220	10/23/09
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

LICENSED PATENTS OF B-3B

[***][5]
P09113US02	UNITED STATES	12/605220	10/23/2009
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

[4]	Redacted table of confidential information related to patent(s).
[5]	Redacted table of confidential information related to patent(s).

WARF Agreement #: 11-00206

APPENDIX B-4

LICENSED PATENTS OF B-4

REFERENCE NUMBER	COUNTRY	APPLICATION SERIAL NUMBER	FILING DATE	PATENT NUMBER
[***][6]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[6]	Redacted table of confidential information related to patent(s).

WARF Agreement #: 11-00206

APPENDIX B-5

LICENSED PATENTS OF B-5

REFERENCE NUMBER	COUNTRY	APPLICATION SERIAL NUMBER	FILING DATE	PATENT NUMBER
[***][7]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

REFERENCE NUMBER	COUNTRY	APPLICATION SERIAL NUMBER	FILING DATE	PATENT NUMBER
[***][8]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[7]	Redacted table of confidential information related to patent(s).
[8]	Redacted table of confidential information related to patent(s).

WARF Agreement #: 11-00206

[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

WARF Agreement #: 11-00206

REFERENCE NUMBER	COUNTRY	APPLICATION SERIAL NUMBER	FILING DATE	PATENT NUMBER
[***][9]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

[9]	Redacted table of confidential information related to patent(s).

WARF Agreement #: 11-00206

APPENDIX C

WARF ROYALTY REPORT

Licensee:	Agreement No:

Inventor:	WARF Ref. #: P

Period Covered: From: / /	Through: / /

Prepared By:	Date:

Approved By:	Date:

If license covers several major Product lines, please prepare a separate report for each line, and combine all Product lines into a summary report.

Report Type:	☐ Single Product Line Report: ______________________________

☐ Multiproduct Summary Report: Page 1 of ____ Pages

☐ Product Line Detail. Line: _______________ Tradename

Page: _________

Report Currency: ☐ U.S. Dollars ☐ Other ___________________________

Country	Gross Sales	* Less: Allowances	Net Sales	Royalty Rate	Period Royalty Amount
					This Year	Last Year
U.S.A.

Canada

Europe:

Japan

Other:

TOTAL:

WARF Agreement #: 11-00206

Total Royalty:                      Conversion Rate:                      Royalty in U.S. Dollars: $

The following royalty forecast is non-binding and for WARF’s internal planning purposes only:

Royalty Forecast Under This Agreement: Next Quarter:                      Q2:                      Q3:                     Q4:

*

On a separate page, please indicate the reasons for returns or other adjustments if significant. Also note any unusual occurrences that affected royalty amounts during this period. To assist WARF’s forecasting, please comment on any significant expected trends in sales volume.

WARF Agreement #: 11-00206

APPENDIX D

DEVELOPMENT REPORT

A.	Date development plan initiated and time period covered by this report.

B.	Development Report (4 – 8 paragraphs).

1. Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.

2. Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

C.	Future Development Activities (4 – 8 paragraphs).

1. Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.

2. Estimated total development time remaining before a Product will be commercialized.

D.	Changes to initial development plan (2 – 4 paragraphs).

1. Reasons for change.

2. Variables that may cause additional changes.

E.	Items to be provided if applicable:

1. Information relating to Product that has become publicly available, e.g., published articles, competing products, patents, etc.

2. Development work being performed by third parties other than Licensee to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

3. Update of competitive information trends in industry, government compliance (if applicable) and market plan.

PLEASE SEND DEVELOPMENT REPORTS TO:

Wisconsin Alumni Research Foundation Attn.:

Contract Manager

614 Walnut Street

P.O. Box 7365

Madison, WI 53707-7365

WARF Agreement #: 11-00206

APPENDIX E

DEVELOPMENT PLAN

(To be provided by Licensee prior to execution)

Development Reports for

Cellular Dynamics International, Inc.

For

WARF

I. Section 3.B.a – for a Research Product in the [***] Lineage

CDI has developed a robust and scalable system for differentiation into the [***] lineage.

CDI has already begun an effort to develop a commercial product in cells of this lineage and the plan is to continue this effort. CDI has developed and filed patent applications on its own differentiation method into the [***] lineages and continues to develop those methods.

For [***] cells in general, CDI is exploring the use of the cells for toxicity testing in the [***] lineage in collaboration with [***], a company exclusively focused on blood toxicity and currently using [***] progenitors from human donors.

CDI is currently making batches of [***] progenitors for testing by a major pharmaceutical company for use in their toxicology program.

For other cells in the [***] lineage, CDI has adopted an opportunistic strategy searching for a customer or customers who are willing in evidencing interest in purchasing particular cell types and/or participating in co-development of cells of any of the [***] lineages. CDI has made, and is making mast cells, [***] cells, [***] cells, and [***] and supplying those cells to potential partners as a step in stimulating commercial interest in an of those cells types as research tools.

II. Section 3.B.b – for a Research Product in the Erythroid Lineage

This commercialization effort is described in Section 3.B.a above. [***].

III. Section 3.B.c – for a Therapeutic Product in the [***] Lineage

CDI continues to explore commercialization of cells in this lineage by [***]. CDI has made [***] in its laboratories and has explored scale up methods and hurdles. [***].

IV. Section 3.B.d – [***]

[***].

[***]. [One page of information has been redacted.]

V. Section 3.B.e – for a Research Products from an episomal iPS Cell

WARF Agreement #: 11-00206

To move all of CDI’s products from virally created iPS lines to episomally created iPS lines is already an announced company objective. Since all of the products CDI has formally introduced so far are made from the same parental virally reprogrammed iPS line, the first step toward achieving this transition was to create candidate episomal lines to pick a standard or “workhorse” line to support all the current and many of the future products. [***]. It is expected that the standard line will be selected by June 2012. Once selected, the line will be engineered to serve as staring material for the various CDI products.

It is expected that the episomal research iPS products (called 2.0 products at CDI) will be ready for introduction into the marketplace in 2013.

To date, we have performed many separate homologous recombination experiments to select the background and reporter lines for the new 2.0 products, and analyzed hundreds of clones. We have also already picked a 2.0 line: 2.038 to go forward with, and are reengineering everything in this line. Also, we delivered one of these 2.0 lines to the NIH for them to use as a standard line (2.037). That line has now been submitted to public repository at Rutgers, and into the NIH public bank. Several investigators are now using it.

VI. Section 3.B.f – for a [***] product

[***].

Tracking ID: WARF-120606-LIC-A1

Agreement No. 11-00206A

AMENDMENT TO LICENSE AGREEMENT

This Amendment made effective the 19th day of September, 2013, is by and between the Wisconsin Alumni Research Foundation (“WARF”), a nonstock, nonprofit Wisconsin corporation, and Cellular Dynamics International, Inc. (“Licensee”), a corporation organized and existing under the laws of Wisconsin.

WITNESSETH

WHEREAS, WARF and Licensee entered into a License Agreement, WARF Agreement No. 11- 00206, made effective June 6, 2012 (“Agreement”); and

WHEREAS, WARF and Licensee would each like to amend the Agreement to add a Licensed Patent to the Agreement, as well as a license grant corresponding to such newly added Licensed Patent, in each case for consideration as provided below.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below and in the Agreement, the parties covenant and agree as follows:

1. Section 2A is hereby amended to add new Subsection 2A(vii) stating the following:

“(vii) WARF herby grants Licensee a worldwide, non-exclusive license under the Licensed Patents listed in Appendix B-6 to make, use, sell, offer for sale, and import Therapeutic Products in the B-4 Licensed Field.”

2. A new Appendix B-6 is hereby added to the Agreement which will include only the patent application identified as U.S. Patent Application No. 13/650,687 filed on October 12, 2012, WARF Reference No. P110259US02, titled ‘‘Generation of Cardiomyocytes from Human Pluripotent Stem Cells” and all continuations (but not continuations-in-part), divisionals and reissues thereof and any foreign equivalents.

3. The preamble of the definition of “Licensed Materials”, in Appendix A is hereby amended to state the following:

“‘Licensed Materials’ means primate (including human) embryonic stem cells covered by the Licensed Patents listed in Appendices B-1, B-2, B-4, B-5 and B-6 which meet the following conditions:” . . . .

4. The definition of “Licensed Patents” in Appendix A is hereby deleted and replaced with the following:

“‘Licensed Patents’ means those patents and patent applications listed on Appendices B-1, B-2, B-3, B-4, B-5 and B-6, attached hereto, and all continuations (but not continuations-in-part), divisionals and reissues thereof and any foreign equivalents owned by or licensed to WARF, to the extent Licensee reimburses WARF for such patents and patent applications, continuations (but not continuations-in-part), divisionals, reissues and any foreign equivalents as outlined in Section 4E(i) and (iii).”

CDI License Agreement 11-00206A (9-13-13)	Page 1 of 2

Agreement No. 11-00206A

5. The definition of “Therapeutic Products” in Appendix A is hereby deleted and replaced with the following:

“‘Therapeutic Products’ means products or services that both (i) are used in the treatment of disease in humans, and (ii) which employ, or are in any way produced or manufactured by, or discovered, identified, developed or otherwise arise out of any research involving, the practice or use of the inventions of the Licensed Patents listed in Appendices B-2, B-3, B-4 and/or B-6, or Reprogrammed iPS cells, or that would otherwise constitute infringement of any claims of the Licensed Patents listed in Appendices B-2, B-3, B-4 and/or B-6.”

6. In consideration for the grant of the non-exclusive license granted in Paragraphs 1 and 2 above, Licensee shall pay to WARF a license fee of [***] within thirty (30) days of the effective date of this Amendment.

7. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement. Except as otherwise provided in this Amendment, all terms and conditions previously set forth in the Agreement shall remain in effect as set forth therein. In the event that this Amendment and the Agreement are inconsistent, the terms and provisions of this Amendment shall supersede the terms and provisions of the Agreement, but only to the extent necessary to satisfy the purpose of this Amendment. Each party hereto represents to the other that it has the full authority to execute, deliver and perform this Amendment in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the dates indicated below.

WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	/s/ Leigh Cagan	Date: September 23, 2013
Leigh Cagan, Chief Technology Commercialization Officer

CELLULAR DYNAMICS INTERNATIONAL, INC.

By:	/s/ David S. Snyder	Date: September 23, 2013
David S. Snyder, Chief Financial Officer

CDI License Agreement 11-00206A (9-13-13)	Page 2 of 2

Tracking ID: WARF-120606-LIC-A3

Agreement No. 11-00206B

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (“Second Amendment”) is entered into on this 11th day of June, 2018 (“Effective Date”), by and between the Wisconsin Alumni Research Foundation (“WARF”), a nonstock, nonprofit Wisconsin corporation, and FUJIFILM Cellular Dynamics, Inc. (“Licensee”), a corporation organized and existing under the laws or Wisconsin.

WHEREAS, WARF and Licensee (formerly known as Cellular Dynamics International, Inc.) entered into a License Agreement effective as of June 6, 2012 (Agreement No. 11-00206), and amended as of September 19, 2013 (Agreement No. 11-00206A) (collectively the “Agreement”);

WHEREAS, the Agreement contains certain terms and restrictions regarding Licensee’s ability to permit others to use the licensed rights, as well as certain financial terms relating to Therapeutic Products, which the parties would now like to amend;

NOW, THEREFORE, in consideration of the mutual covenants, warranties, and representation set forth below, the parties hereby agree as follows:

1.	Section 2A is hereby deleted in its entirety and replaced as follows:

“A. License

(i) WARF hereby grants Licensee a world-wide, non-exclusive license under the Licensed Patents to make, use, and receive Licensed Materials and Reprogrammed IPS Cells for use In Internal Research.

(ii) Subject to the terms of Section 28, WARF hereby grants Licensee a world-wide, exclusive license under the Licensed Patents listed in Appendix B-1, to make, use, sell, offer for sale, and import Research Products in the B-1 Licensed Field.

(iii) Subject to the terms of Section 28, WARF hereby grants Licensee a world-wide, exclusive license under the Licensed Patents listed in Appendix B-3 to make, have made, use, have used, sell, have sold, offer for sate, have offered for sale, import, and have imported Therapeutic Products in the B-2 Licensed Field.

(iv) Subject to the terms of Section 2B, WARF hereby grants Licensee a world-wide, exclusive license under the Licensed Patents listed in Appendix B-3 to make, use, sell, offer for sale, and Import Products in the B-l Licensed Field, including the right to have made, have used, have sold, have offered for sale, and have Imported Therapeutic Products in the B-3 Licensed Field. Provided, however, that WARF hereby reserves the right to grant to third parties nonexclusive licenses under the Licensed Patents listed in Appendix B-3 as B-3A to make, use and receive Licensed Materials and Reprogrammed IPS Cells for use in Internal research.

CDI License Agreement 11-00206B	Page 1 of 10

Agreement No. 11-00206B

(v) Subject to the terms of Section 2B, WARF hereby grants Licensee a world-wide, exclusive license under Licensed Patents listed In Appendix B-4 to make, have made, use, have used, sell, have sold, offered sale, have offered for sale, import, and have imported Therapeutic Products in the B-4 Licensed Field. For clarity, the sole patent considered in Appendix B-4 and subject to the exclusivity granted in this Section 2A(v) is also subject to the non-exclusive grant in Section 2A(vi) as such patent is also listed in Appendix B-5.

(vi) WARF hereby grants Licensee a world-wide, non-exclusive license under the Licensed Parents listed In Appendix B-S to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, Import, and have Imported Research Products in the B-5 Licensed Field,

(vii) WARF hereby grants Licensee a worldwide, non-exclusive license under the Licensed Patents listed in Appendix B-6 to make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import, and have imported Therapeutic Products in the B-4 Licensed Field.

(viii) Licensee shall have the right to extend the foregoing license rights of subparts (iii)-(v) and (vii), with respect to Therapeutic Products only, to those of its Affiliates (only so long as they remain “Affiliates” of Licensee) who sign on to this Agreement in writing, agreeing to be bound by all of its terms and conditions and naming WARF a third party beneficiary of such writing. Licensee shall be jointly responsible and liable for the conduct or such Affiliates under this Agreement as if such conduct were Licensee’s own; any act or omission of an Affiliate that would constitute a breach if performed by Licensee shall be deemed a breach hereof.”

2.	The first paragraph of Section 2B(i) is hereby deleted in its entirety and replaced as follows:

“Licensee may grant written, non-exclusive sublicenses, without the right to further sublicense to third parties solely under Section 2A(ii), above, and with the right to further sublicense as contemplated in Section 2B(iii), below, to third parties solely under Sections 2A(iii)-(v), and (vii), above.”

3.	A new Section 2B(iii) is hereby added as follows:

•

(iii) Sublicensing Through Tiers. Each sublicensee (including its Affiliates (so long as they continue to qualify as an “Affiliate”) who agree to sign and be bound by the terms and obligations of the sublicense agreement) granted a sublicense in accordance with Section 2B(i) of this Agreement may be given the right to grant nonexclusive further sublicenses to one or more third parties, solely

CDI License Agreement 11-00206B	Page 2 of 10

Agreement No. 11-00206B

under the license rights under subparts (iii) -(v) and (vii) of Section 2A with respect to Therapeutic Products only, in accordance with the following provisions (each, a “sub-sublicense”) and subject to the sublicensee first obtaining WARF’s written consent on a sub-sublicense-by-sub-sublicense basis. WARF’s consent shall not be unreasonably withheld, provided that Licensee provides WARF a written request (on behalf of the sublicensee(s)) at least [***] in advance of execution of each proposed sub-sublicense, which notice shall bear the following Identification “ATTN: Sub-sublicensing Request,” and shall include the identity of the proposed sub-sublicensee and a summary of the terms of the proposed sub-sublicense. WARF will respond within [***] after Licensee has given the request to WARF, with either its consent or a statement of WARF’s objections and reason for withholding its consent; if WARF does not provide a response to Licensee within such time period then WARF will be deemed to have consented.

(a) Only [***] (in total, across all sublicenses) may be granted per Geography, per therapeutic indication, of the inventions or the Licensed Patents. A “Geography” shall mean one of the territories listed in Appendix G.

(b) No sub-sublicensee may be permitted to grant any further sublicenses without first obtaining WARF’s written consent, nor shall any sub-sublicense be assignable nor otherwise permit the sub-sublicensee to extend or transfer any rights under the Licensed Patents to third parties (other than a permitted assignment or transfer of the sub-sublicense in its entirety to a successor of such sub-sublicensee in connection with the merger, consolidation, reorganization or sale of all or substantially all of its assets or that portion of its business to which sub-sublicense relates). For clarification, the parties recognize that (i) a sub-sublicensee includes its Affiliates (so long as they continue to qualify as an “Affiliate”) who agree to sign and be bound by the terms and obligation of the sub-sublicense agreement, and that (ii) a sub-sublicensee shall have the right to contract with third party contract research organizations, contract manufacturers, contract laboratory organizations, distributors and other similar organizations to practice under the sub-sublicensee’s “have made,” “have sold,” or “have used” rights under the Licensed Patents by or on behalf of such sub-sublicensee, at the direction and for the sole benefit of the sub-sublicensee.

(c) In order to grant a sub-sublicense, once WARF’s consent has been given pursuant to this Section, a sublicensee and its proposed sub-sublicensee must then each agree to, execute and deliver to WARF a copy of the acknowledgment side letter attached hereto as Appendix F before the sub-sublicense can come into effect. Thereafter, the sub-sublicense agreement may not be transferred or assigned to a third party without the prior written consent or WARF, except that the sub-sublicensee may assign or transfer the sub-sublicense to one of its Affiliates acceding to the business of the sub-sublicensee relating to the Licensed Patents, provided that: (i) Licensee will notify WARF in writing

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Agreement No. 11-00206B

within thirty (30) days following such assignment, including the identity of such assignee, and (ii) the assignee of the sub-sublicense agrees In writing to be bound by all of Its terms and conditions and executes an acknowledgement side letter that is delivered to WARF.

(d) Each sub-sublicensee/sub-sublicense agreement shall (i) be subject to, and consistent with all applicable terms, conditions, and obligations of this Agreement (e.g., the limitations of scope that apply to, and obligations that are required to be set forth in, sublicense agreements shat) equivalently apply to and be set forth in sub-sublicense agreements), (ii) not conflict with the terms and conditions of this Agreement, and (iii) contain all terms to enable Licensee to comply with all the terms and conditions or this Agreement For example, subsublicense agreements shall contain terms requiring the sub-sublicensee to retain documents and make reports to the sublicensee, and the sublicensee to retain documents and make reports to the Licensee, so that the Licensee can comply with all reporting obligations to WARF herein to cumulatively cover its own activities as well as those or the sublicensee and the sub-sublicensee.

(e) Both Licensee and the sublicensee shall have responsibility for the activities of any sub-sublicense as if the activities were directly those of Licensee and the sublicensee; any act or omission of a sub-sublicensee which would be a breach of this Agreement if performed by Licensee or the sublicensee shall be deemed to be a breach by Licensee and the sublicensee.”

4.	A new Appendix F is hereby added to the Agreement, as set forth in Exhibit A to this Second Amendment.

5.	A new Appendix G is hereby added to the Agreement, as set forth in Exhibit B to this Second Amendment.

6.	Section 4B(i) is hereby deleted in its entirely and replaced with the following:

“(i) In addition to the Section 4A license fee, Licensee will pay to WARF, as “earned royalties,” a royalty calculated as a percentage of the Selling Price of Products in accordance with the terms of this Agreement. The royally is deemed earned as of the earliest of the date the Product is actually sold, leased or otherwise transferred, actually performed, for consideration, the date an invoice is sent by Licensee or Its sublicensee(s), or the date a Product is transferred to a third party for any promotional reasons. With respect to Products that are sold by Licensee (or a third party (see definition of Selling Price)), the royalty will remain fixed while this Agreement is in effect and will be [***] of the Selling Price of Research Products [***] of the Selling Price of Therapeutic Products, and [***] of the Selling Price of all Products other than (A) Research Products and (B) Therapeutic Products.”

7.	A new row is hereby added to the chart in Section 4F as follows:

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Agreement No. 11-00206B

Milestone	Milestone Fee
Achievement by Licensee (including sublicensees and sub sublicensees) of [***] in total net sales in a single calendar year for each Therapeutic Product.	[***]

8.	Section 17 is hereby deleted in its entirety and replaced with the following:

“Section 17. Notices.

Any notice, report, request or other communication required or permitted to be given in connection with this Agreement (collectively, “Notices’’) shall be in writing, in English, and shall be deemed to have been sufficiently given (a) when delivered or sent if delivered in person or sent by facsimile or email transmission (provided that telephonic, electronic or written confirmation of such facsimile or email transmission is obtained), (b) on the next Business Day if transmitted by reputable national or International overnight courier, all delivery fees prepaid (provided that written confirmation of delivery is obtained), or (c) on the fifth (5th) Business Day after dispatch by registered or certified mail, postage prepaid, return receipt requested, in each case addressed to the party intended as recipient at its address as follows (or at such other address for a party ns shall be specified by like notice):

(a)	Wisconsin Alumni Research Foundation

Attn: Contracts Manager

614 Walnut Street

Madison, Wisconsin 53726

Email: contracts@warf.org

facsimile No.: 608-960-9929

(b)	FUJIFILM Cellular Dynamics, Inc.

Attn: Chief Technology Officer

525 Science Dr., Ste. 200

Madison, WI 53711

Email: fedi-licensing@cellulardynamics.com

Facsimile No.: (608) 310-5101

With a copy to:

FUJIFILM Cellular Dynamics, Inc.

Attn: General Counsel

525 Science Dr. Ste. 200

Madison, WI 53711

For purposes of this Section 17, ‘‘Business Day” means any day other than Saturday, Sunday and a day on which banks are required or authorized by law to close in Madison, Wisconsin.”

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Agreement No. 11-00206B

9.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement. Except as otherwise provided in this Second Amendment, all terms and conditions previously set forth in the Agreement shall remain in effect as set forth therein. In the event that this Second Amendment and the Agreement are inconsistent, the terms and provisions of this Second Amendment shall supersede the terms and provisions of the Agreement, but only to the extent necessary to satisfy the purpose of this Second Amendment. Each party hereto represents to the other that it has the full authority to execute, deliver and perform this Second Amendment in accordance with its terms. The persons signing on behalf or WARF and Licensee hereby warrant and represent that they have authority to execute this Second Amendment on behalf of the party for whom they have signed. This Agreement may be executed in one or more counterparts by the parties by signature of a person having authority to bind the party, each of which when executed and delivered by facsimile, electronic transmission, or by mail delivery, will be an original and all of which will constitute but one and the same Agreement. The parties agree this Agreement may be electronically signed and that the electronic signatures appearing on this Agreement ore the some as handwritten signatures For the purposes of validity, enforceability and admissibility.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the dates indicated below.

WISCONSIN ALUMNI RESEARCH FOUNDATION

By:	/s/ Leigh Cagah	Date: 7/17/18
Leigh Cagan, Chief Technology Commercialization Officer

FUJIFILM CELLULAR DYNAMICS, INC.

By:	/s/ Kazuyoshi Hirao	Date: July 6, 2018
Kazuyoshi Hirao, President

CDI License Agreement 11-00206B	Page 6 of 10

Agreement No. 11-00206B

Exhibit A

CONFIDENTIAL

APPENDIX F

Sublicensing Through Tiers—Acknowledgment Side Letter Draft

WARF License Agreement 11-00206

CONFIDENTIAL

                , 20

Wisconsin Alumni Research Foundation

Attn:

614 Walnut Street

Madison, Wisconsin 53726

RE: Letter Agreement Regarding Sub-Sublicensing Under WARF License Agreement (WARF Ref. No. 11-00206) (the “License Agreement”)

Dear                  :

This letter agreement (“Letter Agreement”) confirms the understanding between the Wisconsin Alumni Research Foundation (“WARF”) and [Sublicensee/Sub-sublicensee executing this document] (“Sublicensing Company”) with respect to a specific non-exclusive sub-sublicense under WARF’s License Agreement with FUJIFILM Cellular Dynamics, Inc. (“Licensee”).

WARF has granted certain license rights to Licensee under the “Licensed Patents” pursuant to the License Agreement, as may be amended or restated in the future by WARF and Licensee. Sub licensing Company wishes to enter into a written arrangement under which it will [grant / receive] a further sublicense under rights initially sublicensed under the License Agreement by [Sublicensee Name] (the “Sub-Sublicense”). WARF consents to this particular Sub-Sublicense, provided that the Sub-Sublicense is in accordance with the terms of the License Agreement and otherwise subject to the following conditions and covenants:

1.	Both the sublicensee and sub-sublicensee agree to be bound by all the applicable terms and conditions of the License Agreement;

2.

With respect to the Sub-Sublicense, and without limitation of the foregoing, the sublicensee agrees to be subject to all applicable terms and conditions set forth in the License Agreement for the role of the Licensee in regard to sublicense agreement;

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Agreement No. 11-00206B

3.

With respect to the Sub-Sublicense, and without limitation of the foregoing, the sub-sublicense agrees to assume all obligations set forth in the License Agreement for the role of sublicensees in regard to sublicense agreements;

4.	WARP shall be named a third party beneficiary of the Sub-Sublicense and the Sub-Sublicense shall so indicate in writing;

5.

The Sub-Sublicense shall be nonexclusive, and shall not be further sublicenseable, nor shall it be assignable, transferable, nor otherwise capable of permitting the extension of rights to third parties (except to Affiliates of the sub-sublicensee as permitted under the License Agreement);

6.	The Sub-Sublicense shall not grant, nor be interpreted as granting, any rights beyond those granted to the sublicensee in the sublicense agreement;

7.

The sublicensee and sub-sublicensee represent that the Sub-Sublicense is a bona-fide, independent transaction not contingent upon any other agreement or exchange of consideration. In addition, the sublicensee shall not receive from the sub-sublicensee anything of value in lieu of cash payments in consideration for the Sub-Sublicense without the express prior written consent of WARF

8.

The sublicensee and sub-sublicensee shall each maintain books and records regarding their respective manufacture, use, sale, offer for sale, importation and other transfer of Products (as defined in the License Agreement) sufficient to establish and calculate any royalty or other amounts that may be due to WARF pursuant to the License Agreement, including without limitation, inventory, purchase and invoice records relating to the Products or their manufacture;

9.

The sublicensee and sub-sublicensee shall take all steps necessary so that WARF may within [***] of its request review and copy all such books and records at a single U.S. location to allow WARF to verify the accuracy of Licensee’s royalty reports and Development Reports, the royalty reports of the sublicensee and sub-sublicensee, and any applicable Sublicense Fees. Such review may be performed by any employee of WARF as well as by any attorney or registered CPA designated by WARF, upon reasonable notice and during regular business hours;

10.

The sublicensee and sub-sublicensee shall mark all Products or Product packaging with the appropriate patent number reference in compliance with the requirements of 35 U.S.C. § 28, and otherwise operate in compliance with all applicable laws, including without limitation those relating to US manufacturing under 35 U.S.C. § 204; and

11.	The Sub-Sublicense will terminate when the related sublicense terminates, and neither agreement will extend beyond termination of the License Agreement

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Agreement No. 11-00206B

The foregoing list of terms and conditions is not intended to be an exhaustive list of the Sublicensee or Sub-sublicensee’s obligations (which are also set forth in the License Agreement, Sublicense, and Sub- Sublicense), nor a waiver of any power or right under the License Agreement or sublicense.

Upon receipt by WARF of signed copies of this Letter Agreement by both the sublicensee and sub-sublicensee, it shall become a binding agreement among WARF, the sublicensee, and sub-sublicensee. This Letter Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin, USA. If any provisions of this Letter Agreement are or shall come into conflict with the laws or regulations of any other jurisdiction, or any governmental entity having jurisdiction over the parties or this Agreement, those provisions shall be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement shall remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations. This Letter Agreement and the Sub-Sublicense shall be enforceable by WARF as a party or third party beneficiary as the case may be, in the courts of the Stale of Wisconsin and Sublicensing Company hereby submits to the jurisdiction of such courts. If any dispute arising from or in connection with this Agreement cannot be brought, or would not be feasible to bring in WARF’s judgment, in the courts of the State of Wisconsin, then such disputes shall be resolved through binding arbitration by the American Arbitration Association in accordance with its Commercial Arbitration Rules in effect at the time of applying for arbitration. Each party shall select one arbitrator certified by the AAA, and those arbitrators shall select a third arbitrator. The venue for such arbitration shall be Madison, WI, USA, and it shall be conducted in the English language. The arbitral award is final and binding on all parties. The parties agree that the arbitral judgment, including any award or equitable relief, shall be made enforceable pursuant to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards 1958 (New York Convention).

This Letter Agreement is signed below by an authorized representative of Sublicensing Company who warrants and represents that he/she has authority to execute and accept the terms and conditions of this Letter Agreement on behalf of Sublicensing Company.

Date:

By:
(Signature)
Name:
Title:

On Behalf of Sublicensing Company:

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Agreement No. 11-00206B

Exhibit B

CONFIDENTIAL

APPENDIX G

GEOGRAPHIES

[***]

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